UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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VistaGen Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July [    ], 2019
Dear Stockholders of VistaGen Therapeutics, Inc.:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of VistaGen Therapeutics, Inc. (the Annual Meeting). The Annual Meeting will be held at the San Francisco Airport Marriott Waterfront Hotel, located at 1800 Old Bayshore Highway, Burlingame, California 94010, on Thursday, September 5, 2019, at 10:00 a.m. local time.

Details of the business to be conducted at the Annual Meeting are described both in the Notice of Internet Availability of Proxy Materials (the Notice) you have received in the mail and in this Proxy Statement. We have also made our Annual Report on Form 10-K for our fiscal year ended March 31, 2019 (Annual Report) available to you with this Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about recent company highlights, upcoming milestones and progress executing on key priorities of our corporate strategy.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, we have elected to provide access to our proxy materials electronically over the Internet, rather than producing and mailing paper copies. We believe that providing our proxy materials over the Internet increases our stockholders’ ability to access information they need, while also conserving natural resources and reducing the costs of our Annual Meeting.

Regardless of whether you plan to attend our Annual Meeting in person, please read the accompanying Proxy Statement and then vote by Internet, telephone or postal mail as promptly as possible. Please refer to the Notice for instructions on submitting your votes. Voting promptly will save us additional expense in further soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the accompanying Proxy Statement and we recommend that you vote in favor of each such proposal.

We look forward to seeing you at our Annual Meeting.

Sincerely,

Jon S. Saxe Chairman of the Board of Directors

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600
Fax (888) 482-2602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 5, 2019

Dear Stockholders of VistaGen Therapeutics, Inc.:

We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders (the Annual Meeting) of VistaGen Therapeutics, Inc., a Nevada corporation (the Company, us, we or our), which will be held at the San Francisco Airport Marriott Waterfront Hotel, located at 1800 Old Bayshore Highway, Burlingame, California 94010, on Thursday, September 5, 2019, at 10:00 a.m. local time, for the following purposes:

1.
to elect six directors to our Board of Directors, each to serve until our 2020 Annual Meeting of Stockholders, or until her or his respective successor is elected and qualified;

2.
to approve an amendment to the Company’s Restated Articles of Incorporation to increase the authorized number of shares of common stock from 100.0 million shares to 175.0 million shares (the Charter Amendment);

3.
to approve the adoption of our 2019 Omnibus Equity Incentive Plan (2019 Plan ) and ratify all issuances thereunder to date;

4.
to approve the adoption of our 2019 Employee Stock Purchase Plan (2019 ESPP );

5.
to approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers;

6.
to ratify the appointment of OUM & Co. LLP as our independent registered public accountants for our fiscal year ending March 31, 2020; and

7.
to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These matters are more fully discussed in the attached Proxy Statement.

We have elected to provide access to our proxy materials primarily electronically over the Internet, pursuant to the U.S. Securities and Exchange Commission’s (SEC) “notice and access” rules. We believe this process expedites our stockholders’ receipt of proxy materials, conserves natural resources and reduces the costs of the Annual Meeting. On or about July [ ], 2019, we mailed a Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which contained instructions for accessing the attached Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2019 (the Annual Report) and voting instructions. The Notice also included instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report both are available on the Internet at: www.envisionreports.com/VTGN

The close of business on Friday, July 12, 2019 (the Record Date) has been fixed as the Record Date, for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, located at 343 Allerton Avenue, South San Francisco, California 94080, during normal business hours for a period of ten days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

YOUR VOTES ARE IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote by Internet, telephone or postal mail in advance of the Annual Meeting, as promptly as possible. Submitting your votes in advance of the Annual Meeting assures that a quorum will be present at the Annual Meeting and will avoid the Company incurring additional expense for duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy prior to the Annual Meeting.

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares in advance of the Annual Meeting, as promptly as possible, by Internet, telephone or postal mail so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors has unanimously recommended that you vote “FOR” each of the Director nominees identified in Proposal No. 1, and "FOR" Proposals No. 2, 3, 4, 5 and 6, each of which is described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

●
THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ON THE INTERNET AT www.envisionreports.com/VTGN

By Order of the Board of Directors,

Jerrold D. Dotson
Chief Financial Officer and Corporate Secretary
South San Francisco, California
July [   ], 2019

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600
Fax (888) 482-2602

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the Board) of VistaGen Therapeutics, Inc., a Nevada corporation (the Company, us, we or our), for use at the Company’s 2019 Annual Meeting of Stockholders (the Annual Meeting) to be held on Friday, September 5, 2019, at 10:00 a.m. local time, and at any adjournment or postponement thereof, at the San Francisco Airport Marriott Waterfront Hotel, located at 1800 Old Bayshore Highway, Burlingame, California 94010.

We have elected to provide access to the proxy materials for the Annual Meeting primarily over the Internet in accordance with the U.S. Securities and Exchange Commission’s (SEC) “notice and access” rules. On or about July [ ], 2019, we mailed a Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice contained instructions for accessing this Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2019 (Annual Report) and Annual Meeting voting instructions. The Notice also included instructions on how you can receive a paper copy of your proxy materials. This Proxy Statement and the Annual Report are available on the Internet at: www.envisionreports.com/VTGN

Voting

 The specific proposals to be considered and acted upon at the Annual Meeting are each described in this Proxy Statement.  Only holders of our common stock as of the close of business on Friday, July 12, 2019 (the Record Date) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 42,622,965 shares of our common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

  Proposal No. 1: Election of Directors. The six nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board of Directors until our 2020 Annual Meeting of Stockholders, or until her or his successor is duly elected and qualified.

Proposal No. 2: Amendment to Increase the Company’s Authorized Common Stock.  On June 13, 2019, our Board unanimously approved an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock thereunder from 100 million to 175 million (the Charter Amendment). Pursuant to our Restated Articles of Incorporation, our Amended and Restated Bylaws and the Nevada Revised Statutes, the Charter Amendment must be approved by holders of a majority of our outstanding shares of common stock before taking effect. A copy of the Charter Amendment is attached to this Proxy Statement as Appendix A. The affirmative “FOR” vote of a majority of our outstanding shares of common stock entitled to vote as of the Record Date is required to approve this proposal.

 Proposal No. 3: Approval of the Adoption of the Company’s 2019 Omnibus Equity Incentive Plan and Ratification of All Issuances Thereunder to Date. Our Board unanimously approved the Company’s 2019 Omnibus Equity Incentive Plan (2019 Plan) on May 27, 2019 and the Compensation Committee of the Board subsequently issued options to purchase 170,000 shares of our common stock under the terms of the 2019 Plan, subject to approval of the 2019 Plan by the Company’s stockholders. A copy of the 2019 Plan is attached to this Proxy Statement as Appendix B. The affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is necessary of approval of this proposal. If approved, this proposal will become effective only subject to the affirmative vote on Proposal No. 2.

 Proposal No. 4: Approval of the Adoption of the Company’s 2019 Employee Stock Purchase Plan. Our Board unanimously approved our 2019 Employee Stock Purchase Plan (2019 ESPP) on June 13, 2019. A copy of the 2019 ESPP is attached to this Proxy Statement as Appendix C. The affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is necessary of approval of this proposal. If approved, this proposal will become effective only subject to the affirmative vote on Proposal No. 2.

Proposal No. 5: Approval, on a Non-Binding Advisory Basis, of the Compensation Paid to our Named Executive Officers. This proposal calls for a non-binding, advisory vote regarding the compensation paid to our Named Executive Officers (the Say-on-Pay Vote). Accordingly, there is no "required vote" that would constitute approval of this proposal. However, our Board, including the Compensation Committee of the Board, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Proposal No. 6: Ratification of Appointment of our Independent Registered Public Accounting Firm. The affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm for our current fiscal year.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker, brokerage firm or other nominee, your broker, brokerage firm or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker, brokerage firm or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

As noted above, the six director nominees identified under Proposal No. 1 who receive the most votes at the Annual Meeting will be elected, thus abstentions and broker non-votes will have no effect on the outcome of Proposal No. 1.

As also noted above, approval of the Charter Amendment described in Proposal No. 2 requires the affirmative vote of a majority of our outstanding shares of common stock entitled to vote as of the Record Date. Accordingly, abstentions and broker non-votes have the effect of a vote against Proposal No. 2.

Under Nevada law and our Amended and Restated Bylaws, each other matter (other than the election of directors and the Charter Amendment) will be determined by the vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting. For this matter, abstentions and any broker non-votes cast will not be counted as votes in favor of such proposal, and will also not be counted as shares voting on such matter.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted in the manner unanimously approved by our Board, as follows: (i) FOR the election of thesix director nominees proposed by our Board; (ii) FOR the approval of the Charter Amendment, (iii) FOR the approval of our 2019 Plan; (iv) FOR the approval of our 2019 ESPP; (v) FOR the Say-on-Pay Vote; (vi) FOR ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm for our current fiscal year; and (vii) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 343 Allerton Avenue, South San Francisco, California 94080, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting alone will not revoke your proxy.  If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker, brokerage firm or record holder to vote personally at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, as well as the preparation and posting on the Internet of this Proxy Statement and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by the Internet, telephone, email and postal mail.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board of Directors (Board) shall consist of not less than one, nor more than seven directors, and that upon any change in the number of directors, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board or by stockholders. Our Board currently consists of six directors, and these six directors are nominated for election at the Annual Meeting to serve until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. Each nominee has confirmed that he or she is able and willing to continue serving as a director if elected. If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board.

Upon recommendation of the members of its Corporate Governance and Nominating Committee, the Board has nominated for election as directors at our Annual Meeting Mr. Shawn K. Singh, Dr. H. Ralph Snodgrass, Mr. Jon S. Saxe, Dr. Brian J. Underdown, Dr. Jerry B. Gin and Ms. Ann M. Cunningham.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board recommends that the stockholders vote “FOR” the election of Mr. Singh, Dr. Snodgrass, Mr. Saxe, Dr. Underdown, Dr. Gin and Ms. Cunningham.

The following sections sets forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any of the directors and the Company’s executive officers.

BOARD OF DIRECTORS

Name	Age	Position
Shawn K. Singh	56	Chief Executive Officer and Director
H. Ralph Snodgrass, Ph.D.	69	President, Chief Scientific Officer and Director
Jon S. Saxe (1)	82	Director
Brian J. Underdown, Ph.D. (2)	78	Director
Jerry B. Gin, Ph.D., MBA (3)	76	Director
Ann M. Cunningham, MBA (4)	51	Director

(1)	Chairman of the Audit Committee and member of the Compensation Committee and Corporate Governance and Nominating Committee.
(2)	Chairman of the Compensation Committee and member of the Audit Committee and Corporate Governance and Nominating Committee.
(3)	Chairman of the Corporate Governance and Nominating Committee and member of the Audit Committee and Compensation Committee.
(4)	Member of the Corporate Governance and Nominating Committee.

Shawn K. Singh has served as our Chief Executive Officer since August 2009, first as the Chief Executive Officer of VistaGen Therapeutics, Inc., a California corporation (VistaGen California), then as Chief Executive Officer of the Company after the merger by and between VistaGen California and the Company on May 11, 2011 (the Merger), at which time VistaGen California became a wholly-owned subsidiary of the Company. Mr. Singh first joined the Board of Directors of VistaGen California in 2000 and served on the VistaGen California management team (part-time) from late-2003, following VistaGen California’s acquisition of Artemis Neuroscience, of which he was President, to August 2009. In connection with the Merger, Mr. Singh was appointed as a member of our Board in 2011. Mr. Singh has over 25 years of experience working with biotechnology, medical device and pharmaceutical companies, both private and public. From February 2001 to August 2009, Mr. Singh served as Managing Principal of Cato BioVentures, a life science venture capital firm, and as Chief Business Officer and General Counsel of Cato Research Ltd, a contract research organization (CRO) affiliated with Cato BioVentures. Mr. Singh served as President (part-time) of Echo Therapeutics, a medical device company, from September 2007 to June 2009, and as a member of its Board of Directors from September 2007 to December 2011. He also served as Chief Executive Officer (part- time) of Hemodynamic Therapeutics, a private biopharmaceutical company affiliated with Cato BioVentures, from November 2004 to August 2009. From late-2000 to February 2001, Mr. Singh served as Managing Director of Start-Up Law, a management consulting firm serving biotechnology companies. Mr. Singh also served as Chief Business Officer of SciClone Pharmaceuticals (formerly NASDAQ: SCLN), a specialty pharmaceutical company with a substantial commercial business in China, from late-1993 to late-2000, and as a corporate finance associate of Morrison & Foerster LLP, an international law firm, from 1991 to late-1993. Mr. Singh earned a B.A. degree, with honors, from the University of California, Berkeley, and a Juris Doctor degree from the University of Maryland School of Law. Mr. Singh is a member of the State Bar of California.

We selected Mr. Singh to serve on our Board of Directors due to his substantial practical experience and expertise in senior leadership roles with multiple private and public biotechnology, pharmaceutical and medical device companies, and his extensive experience in corporate finance, venture capital, corporate governance, drug development, intellectual property, regulatory affairs and strategic collaborations.

H. Ralph Snodgrass, Ph.D. co-founded VistaGen California with Dr. Gordon Keller in 1998 and served as the Chief Executive Officer of VistaGen California until August 2009. Dr. Snodgrass has served as the President and Chief Scientific Officer of VistaGen California from inception to the present, and in the same positions with the Company following the completion of the Merger. He served as a member of the Board of Directors of VistaGen California from 1998 to 2011, and was appointed to serve on our Board after the completion of the Merger. Prior to founding VistaGen California, Dr. Snodgrass served as a key member of the executive management team that led Progenitor, Inc., a biotechnology company focused on developmental biology, through its initial public offering, and was its Chief Scientific Officer from June 1994 to May 1998, and its Executive Director from July 1993 to May 1994. He received his Ph.D. in immunology from the University of Pennsylvania, and has 25 years of experience in senior biotechnology management and over 10 year’s research experience as an assistant professor at the Lineberger Comprehensive Cancer Center, University of North Carolina Chapel Hill School of Medicine, and as a member of the Institute for Immunology, Basel, Switzerland. Dr. Snodgrass is a past Board Member of the Emerging Company Section of the Biotechnology Industry Organization (BIO), and past member of the International Society of Stem Cell Research (ISSCR) Industry Committee. Dr. Snodgrass has published more than 95 scientific papers, is the inventor on more than 21 patents and a number of patent applications, has been, the Principal Investigator on U.S. federal and private foundation sponsored research grants with budgets totaling more than $14.5 million and is recognized as an expert in stem cell biology with more than 32 years’ experience in the uses of stem cells as biological tools for research, drug discovery and development.

We selected Dr. Snodgrass to serve on our Board of Directors due to his expertise in biotechnology focused on developmental biology, including stem cell biology, his extensive senior management experience leading biotechnology companies at all stages of development, as well as his reputation and standing in the fields of biotechnology and stem cell research, which allow him to bring to us and the Board of Directors a unique understanding of the challenges and opportunities associated with pluripotent stem cell biology, as well as credibility in the markets in which we operate.

Jon S. Saxe, J.D., LL.M. has served as Chairman of our Board since 2000, first as Chairman of the Board of Directors of VistaGen California, then as Chairman of our Board after completion of the Merger. He also serves as the Chairman of our Audit Committee.  Mr. Saxe is the retired President and was a director of PDL BioPharma from 1989 to 2008. From 1989 to 1993, he was President, Chief Executive Officer and a director of Synergen, Inc. (acquired by Amgen). Mr. Saxe served as Vice President, Licensing & Corporate Development for Hoffmann-Roche from 1984 through 1989, and Head of Patent Law for Hoffmann-Roche from 1978 through 1989. Mr. Saxe currently is a director of Durect Corporation (NASDAQ: DRRX), and six private life science companies, Arbor Vita Corporation, Arcuo Medical, LLC, Cancer Prevention Pharmaceuticals, Inc., Lumos Pharma, Inc., Trellis Bioscience, Inc. and Epalex Corporation. Mr. Saxe has also served as a director of other biotechnology and pharmaceutical companies, including ID Biomedical (acquired by GlaxoSmithKline), Sciele Pharmaceuticals, Inc. (acquired by Shionogi), Amalyte (acquired by Kemin Industries), Cell Pathways (acquired by OSI Pharmaceuticals), and other companies, both public and private. Mr. Saxe has a B.S.Ch.E. from Carnegie-Mellon University, a J.D. degree from George Washington University and an LL.M. degree from New York University.

We selected Mr. Saxe to serve as Chairman of our Board of Directors due to his numerous years of experience as a senior executive with major pharmaceutical and biotechnology companies, including Protein Design Labs, Inc., Synergen, Inc. and Hoffmann-Roche, Inc., as well as his extensive experience serving as a director of numerous private and public biotechnology and pharmaceutical companies, serving as Chairman, and Chair and member of audit, compensation and governance committees of both private and public companies.  Mr. Saxe provides us and our Board of Directors with highly valuable insight and perspective into the biotechnology and pharmaceutical industries, as well as the strategic opportunities and challenges that we face.

Brian J. Underdown, Ph.D. has served as a member of our Board of Directors since November 2009, first as a director of VistaGen California, then as a member of our Board after the completion of the Merger. Dr. Underdown retired as a Venture Partner with Lumira Capital Corp.in December 2016, after having served as a Managing Director with Lumira from September 1997 through December 2015. His investment focus has been on therapeutics in both new and established companies in both Canada and the United States. Prior to joining Lumira and its antecedent company MDS Capital Corp., Dr. Underdown held a number of senior management positions in the biopharmaceutical industry and at universities. Dr. Underdown’s current board positions include the following private companies: Kisoji Biotechnology Inc., Naegis Pharmaceuticals, Inc. and Osteo QC. Some of Dr. Underdown’s previous board roles include: Argos Therapeutics (NASDAQ: ARGS), ID Biomedical (acquired by GlaxoSmithKline), enGene Inc. and Ception Therapeutics (acquired by Cephalon).  He has served on a number of Boards and advisory bodies of government-sponsored research organizations including CANVAC, the Canadian National Centre of Excellence in Vaccines, Ontario Genomics Institute (Chair), Allergen Plc., the Canadian National Centre of Excellence in Allergy and Asthma. Dr. Underdown obtained his Ph.D. in immunology from McGill University and undertook post-doctoral studies at Washington University School of Medicine.

We selected Dr. Underdown to serve on our Board of Directors due to his extensive background working in the biotechnology and pharmaceutical industries, as a director of numerous private and public companies, as well as his substantial corporate finance and venture capital experience funding and advising startup and established biopharmaceutical companies focused on development and commercialization of novel therapeutics.

Jerry B. Gin, Ph.D., MBA was appointed to serve on our Board of Directors on March 29, 2016. Dr. Gin is currently the co-founder and CEO of Nuvora, Inc., a private company founded in 2006 with a drug delivery platform for the sustained release of ingredients through the mouth for such indications as dry mouth, biofilm reduction and sore throat/cough relief. Dr. Gin is also co-founder and Chairman of Livionex, a private platform technology company founded in 2009 and focused on oral care, ophthalmology and wound care. Previously, Dr. Gin co-founded Oculex Pharmaceuticals in 1993, which developed technology for controlled release delivery of drugs to the interior of the eye, specifically to treat macular edema, and served as President and CEO until it was acquired by Allergan in 2003. Prior to forming Oculex, Dr. Gin co-founded and took public ChemTrak, which developed a home cholesterol test commonly available in drug stores today. Prior to ChemTrak, Dr. Gin was Director of New Business Development and Strategic Planning for Syva, the diagnostic arm of Syntex Pharmaceuticals, Director for Pharmaceutical and Diagnostic businesses for Dow Chemical, and Director of BioScience Labs (now Quest Laboratories), the clinical laboratories of Dow Chemical.  Dr. Gin received his Bachelor’s degree in Chemistry from the University of Arizona, his Ph.D. in Biochemistry from the University of California, Berkeley, his MBA from Loyola College, and conducted his post-doctoral research at the National Institutes of Health.

We selected Dr. Gin to serve on our Board of Directors due to his extensive experience in the healthcare industry, focusing his substantial business and scientific expertise on founding and developing numerous biopharmaceutical, diagnostic and biotechnology companies and propelling them to their next platforms of growth and value.

Ann M. Cunningham, MBA, was appointed to serve on our Board on January 10, 2019. Ms. Cunningham is the Founder and Managing Partner of i3 Strategy Partners, a consulting firm founded in 2018 that specializes in assisting companies in the pharmaceutical space. Prior to founding i3 Strategy Partners, Ms. Cunningham served as Vice President, Neurodegenerative Diseases and Psychiatry for Teva Pharmaceuticals Industries, Ltd. from 2015 to 2018, as Senior Marketing Director for Otsuka Pharmaceutical Companies from 2013 to 2015 and in several marketing-focused positions for Eli Lily and Company from 1999 to 2013, including serving as Global Marketing Senior Director from 2009 to 2013. Ms. Cunningham holds a B.A. degree in Psychology from Yale University and an MBA, with a focus on marketing management, from the University of Michigan.

We selected Ms. Cunningham to serve on our Board due to her substantial experience in healthcare marketing, particularly in the successful development, positioning and commercial launch of products to treat diseases of the central nervous system. Ms. Cunningham brings an insightful commercial perspective to us and to our Board that is critical as our pipeline products move from clinical development to commercialization.

Director Compensation

We adopted a director compensation policy for the independent directors of our Board, as “independent” is defined by the rules of the Nasdaq Stock Market rules, which policy became effective for our fiscal year beginning April 1, 2014. Under our independent director compensation policy, our independent directors are entitled to receive a $25,000 annual retainer, payable in cash or shares of our common stock. For service on a committee of the Board, an independent director is entitled to receive an additional annual cash retainer of $7,500 for service on our Audit Committee and Compensation Committee, and $5,000 for service on our Corporate Governance and Nominating Committee. In lieu of the annual cash retainer for committee participation, each independent director serving as a chair of a Board committee shall receive an annual cash retainer of $15,000 for the Audit Committee and Compensation Committee chairs and $10,000 for the Corporate Governance and Nominating Committee chair. In addition, each independent director will also receive an annual grant of an option or warrant to purchase a minimum of 12,000 shares of our common stock, which will vest monthly over a one--year period from the date of grant. Prorated grants are made for partial years of service.

We paid our independent directors cash compensation consistent with the policy noted above during our fiscal year ended March 31, 2019

In addition, in August 2018, we granted to each of our three then-incumbent independent directors options to purchase 75,000 shares of our common stock at an exercise price of $1.27 per share. Further, in August 2018, as permitted by our Amended and Restated 2016 Stock Incentive Plan (the 2016 Plan), we reduced the exercise price of outstanding options held by our independent directors having an exercise price over $1.56 per share to $1.50 per share. Lastly, in January 2019, we granted options to purchase 25,000 shares of our common stock to Ms. Cunningham in connection with her appointment to our Board. Each grant awarded to our independent directors during the year ended March 31, 2019 expires ten years after the date of grant.

Subsequent to the year ended March 31, 2019, we granted options to purchase 50,000 shares of our common stock to each of our four independent directors under the terms of our 2016 Plan in May 2019.

The following table sets forth a summary of the compensation earned by our independent, non-employee directors in our fiscal year ended March 31, 2019.

	FeesPaid in Cash (1)	Option Awards (2)		Other Compensation	Total
Name	($)	($)		($)	($)

Jon S. Saxe (3)	$52,500	$89,929	(6)	$-	$142,429
Brian J. Underdown, Ph.D. (4)	$52,500	$89,217	(6)	$-	$141,717
Jerry B. Gin, Ph.D., M.B.A (5)	$50,000	$99,267	(6)	$-	$149,267
Ann M. Cunningham (6)	$7,500	$32,271		$-	$39,771

(1)
The amounts shown represent fees earned for service on our Board, and Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee during the fiscal year ended March 31, 2019, which amounts were paid in full during the fiscal year then ended.

(2)
The amounts in the “Option Awards” column do not represent any cash payments actually received by Mr. Saxe, Dr. Underdown, Dr. Gin or Ms. Cunningham with respect to any of such stock options awarded to them or modified during the fiscal year ended March 31, 2019.  Rather, the amounts represent (i) the aggregate grant date fair value of options to purchase shares of our common stock awarded to Mr. Saxe, Dr. Underdown, Dr. Gin and Ms. Cunningham during our fiscal year ended March 31, 2019, and (ii) the modification date incremental fair value resulting from the reduction of exercise prices in excess of $1.56 per share to $1.50 per share for options previously granted to Mr. Saxe, Dr. Underdown and Dr. Gin, both computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). Other than the exercise of modified options to purchase 1,375 shares of our common stock at $1.50 per share by Mr. Saxe, to date, Mr. Saxe, Dr. Underdown, Dr. Gin and Ms. Cunningham have not exercised such stock options, and there can be no assurance that any of them will ever realize any of the ASC 718 grant date fair value amounts presented in the “Option Awards” column.

(3)
Mr. Saxe has served as the Chairman of our Board, the Chairman of our Audit Committee and a member of our Compensation Committee and Corporate Governance and Nominating Committee throughout our fiscal year ended March 31, 2019.  At March 31, 2019, Mr. Saxe held: (i) 23,251 shares of our common stock; (ii) options to purchase 320,000 registered shares of our common stock, of which options to purchase 211,436 shares were exercisable; and (iii) warrants to purchase 77,500 restricted shares of our common stock, all of which are exercisable.

(4)
Dr. Underdown has served as a member of our Board, as the Chairman of our Compensation Committee and as a member of our Audit Committee and Corporate Governance and Nominating Committee throughout the fiscal year ended March 31, 2019.  At March 31, 2019, Dr. Underdown held: (i) options to purchase 319,250 registered shares of our common stock, of which options to purchase 210,686 shares were exercisable; and (ii) warrants to purchase 77,500 restricted shares of our common stock, all of which are exercisable.

(5)
Dr. Gin has served as a member of our Board, as the Chairman of our Corporate Governance and Nominating Committee and as a member of our Audit Committee and Compensation Committee throughout the fiscal year ended March 31, 2019. At March 31, 2019, Dr. Gin held: (i) 50,000 shares of our unregistered common stock, (ii) options to purchase 335,000 registered shares of our common stock of which 226,436 were exercisable; and (ii) warrants to purchase 50,000 restricted shares of our common stock, all of which are exercisable.

(6)
Ms. Cunningham has served as a member of our Board and as a member of Corporate Governance and Nominating Committee since her appointment to both on January 10, 2019. At March 31, 2019, Ms. Cunningham held options to purchase 25,000 registered shares of our common stock, all of which were exercisable.

(7)
The table below provides information regarding the option awards we granted to Mr. Saxe, Dr. Underdown, Dr. Gin and Ms. Cunningham during fiscal 2019 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards and modifications.

	Option	Option	Option
	Grant	Modifications	Grant
	8/5/2018	8/29/2018	1/10/2019	Total

Saxe	$73,748	$16,181	$-	$89,929
Underdown	73,748	15,469	-	$89,217
Gin	73,748	25,519	-	$99,267
Cunningham	-	-	32,271	$32,271

	$221,243	$57,169	$32,271	$310,683

Exercise Price	$1.27		$1.74
Grant Date stock price	$1.27		$1.74
Risk free interest rate	2.84%		0.00%
Expected Term (years)	5.50		5.17
Volatility	99.29%		95.84%
Dividend rate	0.00%		0.00%

Fair value per share	$0.98		$1.29
Aggregate option shares	225,000		25,000

Mr. Saxe, Dr. Underdown and Dr. Gin were each granted an option to purchase 75,000 shares of our common stock on August 5, 2019. Ms. Cunningham was granted an option to purchase 25,000 shares of our common stock on January 10, 2019 upon her appointment to the Board.

Amounts shown for option modifications reflect the modification date incremental fair value resulting from the reduction of exercise prices in excess of $1.56 per share to $1.50 per share for options previously granted to Mr. Saxe, Dr. Underdown and Dr. Gin. Options to purchase 96,375 and 94,250 shares of our common stock and having pre-modification exercise prices from $1.96 per share to $10.00 per share were modified to reduce the exercise price to $1.50 per share for Mr. Saxe and Dr. Underdown, respectively. Options to purchase 110,000 shares of our common stock and having pre-modification exercise prices from $1.96 per share to $8.00 per share were modified to reduce the exercise price to $1.50 per share for Dr. Gin.

On January 29, 2019, when the closing price of our common stock, as reported on the Nasdaq Capital Market, was $1.59 per share, Mr. Saxe exercised previously modified options to purchase an aggregate of 1,375 shares of our common stock at $1.50 per share.

Board Attendance at Board of Directors, Committee and Stockholder Meetings

Our Board met five times and acted by unanimous written consent four times during our fiscal year ended March 31, 2019. Our Audit Committee met four times. Our Compensation Committee met three times and acted by unanimous written consent once with respect to executive compensation matters and grants of equity securities and requested action by the entire Board with respect to modification of certain outstanding options. Our Corporate Governance and Nominating Committee met once with respect to its recommendation regarding the appointment of Ms. Cunningham to the Board and requested action by the entire Board for the formal appointment of Ms. Cunningham to the Board and with respect to resolutions to be presented to our stockholders at the annual meeting of stockholders and Board committee assignments. Each director serving during Fiscal 2019 attended all of the meetings of the Board and the committees of the Board upon which such director served that were held during the term of his or her service.

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, but directors are encouraged to attend. With the exception of Dr. Underdown, who was unavailable due to international travel, each of our directors attended our 2018 Annual Meeting of Stockholders in person.

Independent Directors

Our securities are currently listed on the Nasdaq Capital Market, which requires that a majority of our directors be independent. Accordingly, we evaluate director independence under the standards established by the SEC and the rules of the Nasdaq Stock Market.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that Mr. Saxe, Dr. Underdown and Dr. Gin are each “independent” as that term is defined by the rules of the Nasdaq Stock Market. Our Board has also determined that Mr. Saxe, Dr. Underdown and Dr. Gin, who together comprise our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, satisfy the independence standards set forth in the Nasdaq Stock Market rules. In making these determinations, our Board considered the current and prior relationships that each nonemployee director has with the Company and all other facts and circumstances that our Board deemed relevant.

Board Committees and Charters

Our Board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Since April 1, 2017, only our independent directors, Mr. Saxe, Dr. Underdown and Dr. Gin, and, since January 10, 2019, Ms. Cunningham, serve as members of these committees.

The Audit Committee of our Board is comprised of Mr. Saxe, who serves as the committee chairman, Dr. Underdown and Dr. Gin. Mr. Saxe is also our Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002, and possesses the requisite financial sophistication, as defined under applicable rules. The Audit Committee operates under a written charter. Our Audit Committee charter is available on our website at www.vistagen.com. Under its charter, our Audit Committee is primarily responsible for, among other things, the following:

●
overseeing our accounting and financial reporting process;

●
selecting, retaining and replacing our independent auditors and evaluating their qualifications, independence and performance;

●
reviewing and approving scope of the annual audit and audit fees;

●
monitoring rotation of partners of independent auditors on engagement team as required by law;

●
discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

●
reviewing adequacy and effectiveness of internal control policies and procedures;

●
approving retention of independent auditors to perform any proposed permissible non-audit services;

●
overseeing internal audit functions and annually reviewing audit committee charter and committee performance; and

●
preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee

The Compensation Committee of our Board is comprised of Dr. Underdown, who serves as the committee chairman, Mr. Saxe, and Dr. Gin. Our Compensation Committee charter is available on our website at www.vistagen.com. Under its charter, the Compensation Committee is primarily responsible for, among other things, the following:

●
reviewing and approving our compensation programs and arrangements applicable to our executive officers (as defined in Rule I 6a-I (f) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, including, without limitation, employment, severance, change of control and similar agreements or arrangements;

●
determining the objectives of our executive officer compensation programs;

●
ensuring corporate performance measures and goals regarding executive officer compensation are set and determining the extent to which they are achieved and any related compensation earned;

●
establishing goals and objectives relevant to Chief Executive Officer compensation, evaluating Chief Executive Officer performance in light of such goals and objectives, and determiningChief Executive Officer compensation based on the evaluation;

●
endeavoring to ensure that our executive compensation programs are effective in attracting and retaining key employees and reinforcing business strategies and objectives for enhancing stockholder value, monitoring the administration of incentive-compensation plans and equity-based incentive plans as in effect and as adopted from time to time by the Board;

●
reviewing and approving any new equity compensation plan or any material change to an existing plan; and

●
reviewing and approving any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the committee or Board.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board is comprised of Dr. Gin, who serves as the committee chairman, Mr. Saxe, Dr. Underdown and Ms. Cunningham. Our Corporate Governance and Nominating Committee charter is available on our website at www.vistagen.com. Under its charter, the Corporate Governance and Nominating Committee is primarily responsible for, among other things, the following:

●
monitoring the size and composition of the Board;

●
making recommendations to the Board with respect to the nominations or elections of our directors;

●
reviewing the adequacy of our corporate governance policies and procedures and our Code of Business Conduct and Ethics, and recommending any proposed changes to the Board for approval; and

●
considering any requests for waivers from our Code of Business Conduct and Ethics and ensure that we disclose such waivers as may be required by the exchange on which we are listed, if any, and rules and regulations of the SEC.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board consists of Dr. Underdown, Mr. Saxe and Dr. Gin, each of whom is an independent, nonemployee director. None of the members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings and presides over meetings of the Board. Although these roles are currently separate, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors.  Our Code of Business Conduct and Ethics is available on our website at www.vistagen.com.  We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in filings with the SEC under the Exchange Act.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94080
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management and OUM & Co. LLP (OUM), our independent registered public accounting firm, the audited consolidated financial statements in the VistaGen Therapeutics, Inc. Annual Report on Form 10-K for the year ended March 31, 2019. The Audit Committee has also discussed with OUM those matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16.

OUM also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2019.

Respectfully Submitted by: MEMBERS OF THE AUDIT COMMITTEE Jon S. Saxe, Audit Committee Chairman Jerry B. Gin Brian J. Underdown
Dated: June 18, 2019

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 100 MILLION TO 175 MILLION

On June 13, 2019, our Board of Directors unanimously approved an amendment to our Restated Articles of Incorporation to increase the number of shares of common stock authorized therein from 100 million to 175 million (the Charter Amendment). Our stockholders are being asked to approve the Charter Amendment, a copy of which is attached to this proxy statement as Appendix A.

Purpose of the Charter Amendment

On July 12, 2019, we had 42,622,965 shares of common stock issued and outstanding, 18,525,633 shares of common stock that were authorized but unissued, and 38,851,402 shares reserved for future issuance, consisting of (i) 750,000 shares issuable upon conversion of outstanding shares of our Series A Preferred Stock, (ii) 1,160,240 shares issuable upon conversion of outstanding shares of our Series B Convertible Preferred Stock (Series B Preferred), (iii) 3,936,498 shares reserved for issuance as payment of accrued but unpaid dividends on outstanding shares of Series B Preferred, (iv) 2,318,012 shares issuable upon conversion of outstanding shares of our Series C Convertible Preferred Stock, (v) 21,453,402 shares issuable upon exercise of outstanding warrants, and (vi) 9,233,250 shares issuable upon exercise of outstanding stock options or reserved for future stock option grants.

The Board believes that the availability of additional authorized shares of common stock will provide the Company with necessary flexibility to not only provide a sufficient amount of shares for issuance under our 2019 Plan and our 2019 ESPP, but also to issue common stock for a variety of general corporate purposes as the Board may determine to be desirable including, without limitation, raising capital, future financings, investment opportunities, licensing agreements, acquisitions or other issuances. Without the proposed increase in the number of authorized shares of common stock, the number of remaining common shares may be insufficient to execute the Company’s corporate strategy and complete one or more of the above corporate actions, including utilizing the Company’s existing shelf registration statement declared effective by the SEC on May 12, 2017, when and if it is advisable and in the best interests of the stockholders to do so. Our Board and management believe that having the proposed additional authorized shares available to the Company for potential future issuance, upon approval of the Board, will be beneficial to our stockholders by allowing us to promptly consider and respond to future business opportunities as they arise, including in relation to capital raising activities to fund our ongoing clinical and nonclinical development of AV-101, PH94B and PH10, or to conduct clinical trials or other studies. The delay involved in calling and holding a stockholders' meeting to approve an increase in authorized shares at the time a business opportunity presents itself may prevent us from timely pursuing that opportunity, or may significantly adversely affect the economic or strategic value of that opportunity, and may have an adverse effect on our stockholders.

The Board has not authorized the Company to take any action with respect to the shares that would be authorized under this Proposal No. 2, and the Company currently does not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of common stock authorized by the proposed amendment to the Restated Articles of Incorporation. Moreover, in the event this Proposal No. 2 is not approved by holders of a majority of the Company’s outstanding shares of common stock as of the Record Date, our 2019 Plan, as described in Proposal No. 3, and our 2019 ESPP, as described in Proposal No. 4, will not take effect.

Anti-Takeover Effects

The proposed Charter Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company with the capability to engage in actions that would be dilutive to a potential acquirer, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, while the Company currently has no intent to employ the additional unissued authorized shares as an anti-takeover device, the proposed Charter Amendment may have the effect of discouraging future unsolicited takeover attempts. The Board is not aware of any such attempt to take control of the Company, and would act in the best interest of stockholders if any attempt was made. The proposed Charter Amendment has only been prompted by business and financial considerations.

Effect of Charter Amendment

The proposed increase in the number of authorized shares of the Company's common stock will not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of the Company's common stock. However, the issuance of additional shares of common stock authorized by this Charter Amendment may occur at times or under circumstances so as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of the Company's common stock.

If this Proposal No. 2 is approved, no further action by the stockholders would be necessary prior to the issuance of additional shares of common stock unless required by law or the rules of any stock exchange or national securities association on which the common stock is then listed or quoted. Under the proposed amendment, each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized common stock. Adoption of the Charter Amendment will not affect the rights of the holders of currently outstanding common stock of the Company nor will it change the par value of the common stock, which will remain $0.001 per share. If the proposed amendment is adopted, it will become effective upon filing of an amendment to the Company's Restated Articles of Incorporation with the Nevada Secretary of State.

Vote Required and Recommendation

The affirmative vote of a majority of the Company’s shares of common stock outstanding as of the Record Date, or 21,311,483 shares, is required to approve this Proposal No. 2 to effect the Charter Amendment in order to increase the number of shares of common stock authorized from 100 million to 175 million. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 2.

    The Board unanimously recommends that stockholders vote “FOR” approval of the Charter Amendment to increase the number of shares authorized under the Company’s Restated Articles of Incorporation from 100 million to 175 million.

PROPOSAL NO. 3

APPROVAL OF THE ADOPTION OF OUR 2019 OMNIBUS EQUITY INCENTIVE PLAN AND RATIFICATION OF ALL ISSUANCES THEREUNDER TO DATE

General

Our Board unanimously approved our 2019 Omnibus Equity Incentive Plan (the 2019 Plan) on May 27, 2019. Our stockholders are being asked to approve our 2019 Plan, a copy of which is attached hereto as Appendix B. As of the date of this Proxy Statement, a total of 170,000 stock options have been issued under the 2019 Plan, subject to the approval of the 2019 Plan by our stockholders. Details regarding these issuances are presented below, under the section entitled “New Plan Benefits.” Adoption of the 2019 Plan is subject to both the approval of this Proposal No. 3 and the approval of Proposal No. 2 to increase the number of authorized shares of common stock that we may issue. If our stockholders approve this Proposal No. 3 but do not approve Proposal No. 2, then the 2019 Plan will not become effective.

If approved at the Annual Meeting, our 2019 Plan will supersede and replace the VistaGen Therapeutics, Inc. Amended and Restated 2016 Stock Incentive Plan (the 2016 Plan) and no new awards will be granted under the 2016 Plan thereafter. Any awards outstanding under the 2016 Plan on the date of approval of the 2019 Plan will remain subject to the 2016 Plan. Upon approval of our 2019 Plan, all shares of common stock remaining authorized and available for issuance under the 2016 Plan and any shares subject to outstanding awards under the 2016 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under our 2019 Plan.

The purposes of our 2019 Plan are to enhance our ability to attract and retain highly qualified officers, non-employee directors, key employees and consultants, and to motivate those service providers to serve the Company and to expend maximum effort to improve our businessresults by providing to those service providers an opportunity to acquire or increase a direct proprietary interest in our operations and future success. The 2019 Plan also will allow us to promote greater ownership in our Company by the service providers in order to align the service providers’ interests more closely with the interests of our stockholders. Awards granted under the 2019 Plan are designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986 (the Code).

Key Features

The following features of the 2019 Plan are intended to align the interests of grantees receiving awards under the 2019 Plan with the interests of our stockholders:

●
Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right (SAR) is ten years.

●
No grant of discounted stock options. The 2019 Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

●
No liberal share recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of outstanding options and SARs do not become available for issuance as future awards under the plan.

●
Limits on immediate vesting. The 2019 Plan limits the number of shares that may be vested on the grant date of an award to no more than 25% of any equity-based awards. Certain limited exceptions are permitted.

●
No single-trigger acceleration. Under the 2019 Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the Company.

●
Dividends. We do not pay dividends or dividend equivalents on stock options, SARs or other unearned awards, whether time- or performance-vesting.

Summary of the 2019 Plan

The principal features of our 2019 Plan are summarized below. The following summary of our 2019 Plan does not purport to be a complete description of all of the provisions of the 2019 Plan. It is qualified in its entirety by reference to the complete text of the 2019 Plan, which is attached to this Proxy Statement as Appendix B.

Eligibility

Awards may be granted under the 2019 Plan to officers, employees and consultants of our Company and our subsidiaries and to our non-employee directors. Incentive stock options may be granted only to employees of our Company or one of our subsidiaries.

Administration

The 2019 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate its authority to the extent permitted by applicable law.

Number of Authorized Shares

A total of 7,500,000 shares of common stock are authorized for issuance under the 2019 Plan. In addition, any awards then outstanding under the 2016 Plan will remain subject to the 2016 Plan. Upon approval of the 2019 Plan, all shares of common stock remaining authorized and available for issuance under the 2016 Plan, approximately 1.4 million shares at July 12, 2019, and any shares then subject to outstanding awards under the 2016 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2019 Plan.

If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2019 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will again be available for grant under the 2019 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2019 Plan:

●
the payment in cash of dividends or dividend equivalents under any outstanding award;

●
any award that is settled in cash rather than by issuance of shares of common stock; and

●
any awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Shares tendered or withheld to pay the option exercise price or tax withholding for any award (including restricted stock and restricted stock units) will continue to count against the aggregate number of shares of common stock available for grant under the 2019 Plan. In addition, the total number of shares covering stock-settled stock appreciation rights (SARs) or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any shares of common stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the 2019 Plan.

Adjustments

If certain changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without our receipt of consideration, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, we will equitably adjust the number and kind of securities for which stock options and other stock-based awards may be made under the 2019 Plan. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, we will equitably adjust the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs.

Types of Awards

The 2019 Plan permits the granting of any or all of the following types of awards:

●
Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

●
Stock Appreciation Rights (SARs). The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2019 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the compensation committee in accordance with the procedures described abovefor stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

●
Restricted Stock, Restricted Stock Units and Other Stock-Based Awards . The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the 2019 Plan and any other terms and conditions determined by the Compensation Committee.

●
Performance Awards. The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions.

Limits on Immediate Vesting

No more than 25% of any equity-based awards granted under the 2019 Plan will vest on the grant date of such award. This requirement does not apply to (i) substitute awards resulting from acquisitions or (ii) shares delivered in lieu of fully vested cash awards. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

Clawback

All cash and equity awards granted under the 2019 Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no consideration.

Change in Control

In the event of a change in control of the Company, the Compensation Committee may accelerate the time period relating to the exercise of any award.  In addition, the Compensation Committee may take other action, including (a) providing for the purchase of any award for an amount of cash or other property that could have been received upon the exercise of such award had the award been currently exercisable, (b) adjusting the terms of the award in a manner determined by the compensation committee to reflect the change in control, or (c) causing an award to be assumed, or new rights substituted therefor, by another entity with appropriate adjustments to be made regarding the number and kind of shares and exercise prices of the award. “Change in Control” is defined under the 2019 Plan and requires consummation of the applicable transaction.

Term, Termination and Amendment of the 2019 Plan

Unless earlier terminated by the Board, the 2019 Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by stockholders. The board may amend, suspend or terminate the 2019 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2019 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2019 Plan generally applicable to us and to participants in the 2019 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (one year in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to Us. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to limitations imposed under the Code.

Section 409A. We intend that awards granted under the 2019 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2019 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2019 Plan until all tax withholding obligations are satisfied.

New Plan Benefits

Participation in the 2019 Plan is entirely within the discretion of the Compensation Committee. Because we cannot predict the rate at which the Compensation Committee will issue Awards or the terms of Awards granted under the 2019 Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the 2019 Plan in the future.

The following table discloses information with respect to issuances under the 2019 Plan subject to the ratification of such grants by our stockholders through the date of this Proxy Statement to each of our current executive officers, independent directors and employees:

Name and Position	Issuances under the 2019 Omnibus Equity Incentive Plan
No. of Shares
Shawn K. Singh	170,000
Chief Executive Officer and Director

H. Ralph Snodgrass, Ph.D.	-
President, Chief Scientific Officer

Mark A Smith, MD, Ph.D.	-
Chief Medical Officer

Jerrold D. Dotson	-
Vice President, Chief Financial Officer, Secretary

Mark A. McPartland	-
Vice President – Corporate Development

Independent Directors	-

Employees (excluding executive officers) and consultants	-

Total	170,000

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the adoption of the 2019 Plan and ratification of issuances thereunder to date. In addition, the 2019 Plan will take effect only if the Charter Amendment presented in Proposal No. 2 is approved. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 3.

The Board unanimously recommends that stockholders vote “FOR” approval of the adoption of our 2019 Omnibus Equity Incentive Plan.

PROPOSAL NO. 4

APPROVAL OF THE ADOPTION OF OUR 2019 EMPLOYEE STOCK PURCHASE PLAN

General

On June 13, 2019, our Board unanimously approved the VistaGen Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the 2019 ESPP), subject to approval by our stockholders. A copy of our 2019 ESPP is attached to this proxy statement as Appendix C.

Under our 2019 ESPP, shares of our common stock will be available for purchase by eligible employees who participate in our 2019 ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of our common stock during periodic option periods under the 2019 ESPP. The 2019 ESPP will not be effective without stockholder approval, and will become effective only if the Charter Amendment described in Proposal No. 2 is approved by stockholders at the Annual Meeting.

The Company believes that our 2019 ESPP will help the Company attract, retain and motivate eligible employees and help further align the interests of eligible employees with those of the Company’s stockholders.

Summary Description of Our 2019 ESPP

The principal terms of our 2019 ESPP are summarized below. The discussion of our 2019 ESPP that follows is qualified in its entirety by the description of and full terms of the 2019 ESPP that are included as part of Appendix C.

Purpose. The purpose of our 2019 ESPP is to provide eligible employees with an incentive to advance the best interests of the Company by providing them with an opportunity to purchase shares of the Company’s common stock at a favorable price through accumulated payroll deductions. The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Administration. The Compensation Committee of the Board of Directors will administer the 2019 ESPP. The Compensation Committee has authority to construe, interpret and apply the terms of the 2019 ESPP.

Operation. The 2019 ESPP is generally expected to operate in consecutive semi-annual periods referred to as “option periods.” The first option period is expected to commence on January 1, 2020 and end on the last trading day in the semi-annual period ending June 30, 2020, with successive option periods expected to begin on the first day of January and July and to terminate on the last trading day of June and December, respectively. The 2019 ESPP gives the Compensation Committee the flexibility to change the duration of future option periods. However, option periods may not last longer than the maximum period permitted under Section 423 of the Code. Section 423 of the Code generally limits the length of such offerings to either 5 years or 27 months, depending on the terms of the offering.

On the first day of each option period (the Grant Date), each eligible employee for that option period will be granted an option to purchase shares of our common stock. Each participant’s option will permit the participant to purchase a number of shares determined by dividing the employee’s accumulated payroll deductions for the option period by the applicable purchase price. A participant must designate in his or her enrollment package the percentage (if any) of compensation to be deducted during that option period for the purchase of stock under the 2019 ESPP. The participant’s payroll deduction election will generally remain in effect for future option periods unless terminated by the participant. A participant may not increase or decrease his or her payroll deductions during the option period. A participant may instead elect to withdraw from any option period prior to the last day of the option period, in which case the participant’s payroll deductions will be refunded and the participant’s outstanding options will terminate.

Each participant’s payroll deductions under the 2019 ESPP will be credited to a bookkeeping account in his or her name under the 2019 ESPP.

Each option granted under the 2019 ESPP will automatically be exercised on the last day of the respective option period (referred to as the Exercise Date). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s 2019 ESPP account balance as of the Exercise Date for the option period by the purchase price of the option. The purchase price for each option is generally expected to equal the lesser of (1) 85% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (2) 85% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. However, the 2019 ESPP gives the Compensation Committee the flexibility to change the purchase price for future option periods that is consistent with Section 423 of the Code. A participant’s 2019 ESPP account will be reduced upon exercise of his or her option by the amount used to pay the purchase price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the 2019 ESPP.

Eligibility. Only certain employees will be eligible to participate in the 2019 ESPP. All employees of the Company and any subsidiaries of the Company which have been designated by the Compensation Committee as eligible to participate in an option period will generally be eligible to participate in such offering period. However, the following employees will not be eligible to participate in such option period:

●	employees whose customary employment is for not more than 20 hours per week;
●	employees whose customary employment is for not more than five months per calendar year; and
●	employees who are citizens or residents of a foreign jurisdiction if the grant of an option is prohibited under the local laws of the jurisdiction.

Limits on Authorized Shares; Limits on Contributions. If the Company’s stockholders approve the 2019 ESPP at the Annual Meeting, a maximum of 1,000,000 shares of the Company’s common stock may be purchased under the 2019 ESPP.

Participation in the 2019 ESPP is also subject to the following limits:

●	A participant cannot contribute less than 1% or more than 15% of his or her compensation to the purchase of stock under the 2019 ESPP in any one payroll period;
●
A participant cannot accrue rights to purchase more than $25,000 of stock (valued at the Grant Date of the applicable offering period and without giving effect to any discount reflected in the purchase price for the stock) for each calendar year in which an option is outstanding; and

●
A participant will not be granted an option under the 2019 ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock possessing five percent (5.0%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent or one of its subsidiaries or to the extent it would exceed certain other limits under the Code.

The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Termination of Employment. If a participant ceases to be an eligible employee for any reason, his or her payroll deductions will automatically cease.

Corporate Transactions. Generally in the event of a proposed sale of all or substantially all of the assets, property or stock of the Company, a reorganization, merger or consolidation of the Company with or into one or more corporations, or a dissolution or liquidation of the Company, unless a successor corporation or a parent or subsidiary thereof assumes or substitutes new options for all outstanding options, (i) the Board shall establish a new Exercise Date that is before the date of the corporate transaction and (ii) upon such effective date any unexercised options shall expire.

Adjustments. As is customary in stock incentive plans of this nature, the number of shares of stock available under the 2019 ESPP or subject to outstanding options, is subject to adjustment in the event of certain reorganizations, combinations, recapitalization of shares, stock splits, reverse stock split, subdivision or other similar change in respect of the Company’s common stock.

Transfer Restrictions. A participant’s rights with respect to options or the purchase of shares under the 2019 ESPP, as well as payroll deductions credited to his or her 2019 ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Amendments. The Board generally may amend, suspend, or terminate the 2019 ESPP at any time and in any manner, except that stockholder approval is required to increase the number of shares authorized for issuance under the 2019 ESPP and for certain other amendments. No amendment to the 2019 ESPP may materially adversely affect the option rights previously granted to a participant under the 2019 ESPP, except as required by law or regulation.

Term. Subject to stockholder approval, our 2019 ESPP will become effective on January 1, 2020 and will continue in effect until the earlier of such time as all of the shares of the Company’s common stock subject to the 2019 ESPP have been sold under the 2019 ESPP or December 31, 2030, unless terminated earlier by the Board.

Federal Income Tax Consequences of the 2019 ESPP

Following is a general summary of the current federal income tax principles applicable to the 2019 ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the 2019 ESPP through payroll deductions are made on an after-tax basis. That is, a participant’s payroll deductions that are contributed to the 2019 ESPP are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her 2019 ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the 2019 ESPP. The particular tax consequences of a sale or disposition of shares acquired under the 2019 ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period ends on the later of (1) two years after the Grant Date of the offering period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the offering period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Specific Benefits under the 2019 ESPP

The benefits that will be received by or allocated to eligible employees under the 2019 ESPP cannot be determined at this time because the amount of payroll deductions contributed to purchase shares of the Company’s common stock under the 2019 ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant.

Vote Required and Recommendation

               The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the adoption of our 2019 ESPP. In addition, our 2019 ESPP will not take effect unless the Charter Amendment, as described in Proposal No. 2, is approved by stockholders at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 4.

The Board unanimously recommends that stockholders vote “FOR” approval of the adoption of the 2019 Employee Stock Purchase Plan.

PROPOSAL NO. 5

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

We are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This Say-on-Pay Vote is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Under these programs, our executive officers are rewarded for the achievement of corporate and individual performance objectives, and our executive officers’ incentives are aligned with stockholder value creation. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the Compensation Committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development and corporate development.

The “Executive Compensation” section below describes, in detail, our executive compensation programs and the decisions made by management and the Board with respect to the fiscal years ended March 31, 2019 and 2018. Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

As an advisory vote, the outcome of this proposal is not binding. The outcome of this Say-on-Pay Vote does not overrule any prior or future decision by the Company or the Board, including decisions made by the Compensation Committee, create or imply any change to the fiduciary duties of the Company or the Board, or create or imply any additional fiduciary duties for the Company or the Board. However, management and the Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Executive Compensation”, the compensation tables and accompanying narrative disclosure, and any related material disclosed in this Proxy Statement, is hereby approved.

Vote Required and Recommendation

On this advisory, non-binding matter, the affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal No. 5. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 5.

The Board unanimously recommends that stockholders vote “FOR” the non-binding advisory resolution above, approving of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement.

EXECUTIVE COMPENSATION

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Shawn K. Singh, JD	56	Chief Executive Officer and Director
H. Ralph Snodgrass, Ph.D.	69	Founder, President, Chief Scientific Officer and Director
Mark A. Smith, M.D., Ph.D.	63	Chief Medical Officer
Jerrold D. Dotson, CPA	66	Vice President, Chief Financial Officer and Secretary
Mark A. McPartland	53	Vice President, Corporate Development

Shawn K. Singh, JD Please see Mr. Singh’s biography on page 4 of this Proxy Statement, under the section titled “Directors.”

H. Ralph Snodgrass, Ph.D. Please see Dr. Snodgrass’s biography on page 5 of this Proxy Statement, under the section titled “Directors.”

Mark A. Smith, M.D., Ph.D. has served as our Chief Medical Officer since June 2016.  Dr. Smith served as the Clinical Lead for Neuropsychiatry at Teva Pharmaceuticals from November 2013 through June 2016.  He served as Senior Director of Experimental Medicine, Global Clinical Development and Innovation at Shire Pharmaceuticals from September 2012 to October 2013 and at AstraZeneca Pharmaceutical Company as Executive Director of Clinical Development and in other senior positions from June 2000 through September 2012. He served as a Senior Investigator and Principal Research Scientist in CNS Diseases Research at DuPont Pharmaceutical Company from 1996 to 2000 and in the Biological Psychiatry and Clinical Neuroendocrinology Branches of the National Institute of Mental Health from 1987 through 1996.  Dr. Smith has significant expertise in drug discovery and development and clinical trial design and execution, having directed approximately fifty clinical trials from Phase 0 through Phase II B and served as project leader in both the discovery and development of approximately twenty investigational new drugs aimed at depression, anxiety, schizophrenia and other disorders.  Dr. Smith received his Bachelor of Science and Master of Science degrees in Molecular Biophysics and Biochemistry from Yale University; his M.D and Ph.D. in Physiology and Pharmacology from the University of California, San Diego and completed his residency at Duke University Medical Center.

Jerrold D. Dotson, CPA has served as our Chief Financial Officer since September 2011, as our Corporate Secretary since October 2013 and as a Vice President since February 2014. Mr. Dotson served as Corporate Controller for Discovery Foods Company, a privately held Asian frozen foods company from January 2009 to September 2011.  From February 2007 through September 2008, Mr. Dotson served as Vice President, Finance and Administration (principal financial and accounting officer) for Calypte Biomedical Corporation (OTCBB: CBMC), a publicly held biotechnology company.  Mr. Dotson served as Calypte’s Corporate Secretary from 2001 through September 2008.  He also served as Calypte’s Director of Finance from January 2000 through July 2005 and was a financial consultant to Calypte from August 2005 through January 2007.  Prior to joining Calypte, from 1988 through 1999, Mr. Dotson worked in various financial management positions, including Chief Financial Officer, for California & Hawaiian Sugar Company, a privately held company.  Mr. Dotson is licensed as a CPA in California and received his B.S. degree in Business Administration with a concentration in accounting from Abilene Christian College.

Mark A. McPartland has served as our Vice-President, Corporate Development since October 2016. Mr. McPartland previously served as the Vice President of Corporate Development and Communications at Stellar Biotechnologies, Inc. (NASDAQ: SBOT), a leader in sustainable manufacture of KLH, an immune-stimulating protein widely used in the field of active immunotherapy, from November 2013 to September 2016. While at Stellar, Mr. McPartland was responsible for transforming and expanding its capital markets and corporate communications strategy, while also supporting its global business development activities. From September 2011 to November 2013, Mr. McPartland served as Senior Vice President at MZ Group, a subsidiary of @titude Global, the world's largest independent global investor relations consulting firm, and from January 2005 to January 2011, he served as Vice President and Partner at Alliance Advisors, LLC where he specialized in the implementation of capital markets strategy, market positioning and financial communications, and Regional Vice President of Hayden Communications, Inc. where he led investor relations and corporate communications programs for micro and small cap companies. Mr. McPartland received his Bachelors in Business Administration and Marketing from Coastal Carolina University.

Our Compensation Objectives

Our compensation practices are designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our long-term success. Our Board, through the Compensation Committee, seeks to compensate our executive officers by combining short and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executive officers’ incentives with stockholder value creation. When possible, the Compensation Committee seeks to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the compensation committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development and corporate development.

The Compensation Committee makes decisions regarding salaries, annual bonuses, if any, and equity incentive compensation for our executive officers, approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and our other executive officers. The Compensation Committee solicits input from our Chief Executive Officer regarding the performance of our other executive officers. Finally, the Compensation Committee also administers our incentive compensation and benefit plans.

Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

Compensation Components

As a general rule, and when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, our compensation consists primarily of three elements: base salary, annual bonus and long-term equity incentives. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives, both initially at the time of hire and thereafter, to ensure that we retain our executive management team. An executive officer’s base salary is also determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed periodically as deemed necessary by the Compensation Committee and increased for merit reasons, based on the executive officers’ success in meeting or exceeding individual objectives. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive officer’s role or responsibilities.

Annual Bonus

The Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our corporate-wide goals. The amount of the cash bonus depends on the level of achievement of the individual performance goals, with a target bonus generally set as a percentage of base salary and based on the achievement of pre-determined milestones.  During the years ended March 31, 2019 and 2018, each Named Executive Officer (NEO) serving during those periods was awarded a bonus by the Compensation Committee in the amount set forth in the Summary Compensation Table below. Payment of any bonus amounts is at the discretion of the Compensation Committee which may consider factors other than attainment of individual or corporate goals in its determination of bonus amounts to be granted.

Long-Term Equity Incentives

The Compensation Committee believes that to attract and retain management, key employees and non-management directors the compensation paid to these persons should include, in addition to base salary and potential annual cash incentives, equity-based compensation that is competitive with peer companies.  The Compensation Committee determines the amount and terms of equity-based compensation granted under our stock option plans or pursuant to other awards made to our executives and key employees.

  2019 Summary Compensation Table

The following table shows information regarding the compensation of our NEOs for services performed in the fiscal years ended March 31, 2019 and 2018.

					All
				Option	Other
	Fiscal	Salary	Bonus (9)	Awards (6)	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Shawn K. Singh (1)	2019	466,365	110,305	374,445 (7)	-	951,115
Chief Executive Officer	2018	424,597	206,369	641,934 (8)	-	1,272,900

H. Ralph Snodgrass, Ph.D. (2)	2019	393,991	73,444	174,823 (7)	-	642,258
President. Chief Scientific Officer	2018	376,224	128,001	436,980 (8)	-	941,205

Mark A. Smith, M.D., Ph.D. (3)	2019	393,991	73,444	154,922 (7)	-	622,357
Chief Medical Officer	2018	376,224	146,287	458,461 (8)	-	980,972

Jerrold D. Dotson (4)	2019	344,992	64,749	131,326 (7)	-	541,067
Vice President, Chief Financial	2018	322,477	125,389	423,935 (8)	-	871,801
Officer and Secretary

Mark A. McPartland (5)	2019	268,750	50,874	187,017 (7)	-	506,641
Vice President, Corporate Development	2018	240,833	83,125	323,984 (8)	-	647,942

(1)
Mr. Singh became Chief Executive Officer of VistaGen Therapeutics, Inc. (a California corporation) (VistaGen California) on August 20, 2009 and our Chief Executive Officer in May 2011, in connection with the Merger.  Pursuant to his January 2010 employment agreement, as amended in June 2016, Mr. Singh’s annual base cash salary, was contractually set at $395,000. The Compensation Committee adjusted Mr. Singh’s base annual salary to $434,460 effective in July 2017 and to $477,000 effective in July 2018. Pursuant to his employment agreement, Mr. Singh is eligible to receive an annual cash incentive bonus of up to fifty percent (50%) of his base cash salary.

(2)
Through August 20, 2009, Dr. Snodgrass served as VistaGen California’s President and Chief Executive Officer, at which time he became its President and Chief Scientific Officer.  He became our President and Chief Scientific Officer in May 2011, in connection with the Merger.  Pursuant to his January 2010 employment agreement, as amended in June 2016, Dr. Snodgrass’ annual base cash salary, was contractually set at $350,000. The Compensation Committee adjusted Dr. Snodgrass’ base annual salary to $384,965 effective in July 2017 and to $397,000 effective in July 2018. Pursuant to his employment agreement, Dr. Snodgrass is eligible to receive an annual cash incentive bonus of up to fifty percent (50%) of his base cash salary.

(3)
Dr. Smith became our Chief Medical Officer upon his employment effective June 18, 2016. During our fiscal year ended March 31, 2018, Dr. Smith’s annual base cash salary was $384,965. The Compensation Committee adjusted Dr. Smith’s base annual salary to $397,000 effective in July 2018.

(4)
Mr. Dotson served as Chief Financial Officer on a contract basis from September 19, 2011 through August 2012, at which time he became our full-time employee.  During our fiscal year ended March 31, 2018, Mr. Dotson’s annual base cash salary was $329,970. The Compensation Committee adjusted Mr. Dotson’s base annual salary to $350,000 effective in July 2018.

(5)
Mr. McPartland has served as our Vice-President, Corporate Development since October 2016 and was designated a NEO in September 2017. During our fiscal year ended March 31, 2018, Mr. McPartland’s annual base cash salary was $250,000. The Compensation Committee adjusted Mr. McPartland’s base annual salary to $275,000 effective in July 2018.

(6)
The amounts in the Option Awards column do not represent any cash payments actually received by the NEOs with respect to any of such options to purchase shares of our common stock awarded to them or modified during the periods presented.  Rather, the amounts in this column represent (i) the aggregate grant date fair value of options to purchase shares of our common stock awarded to Mr. Singh, Dr. Snodgrass, Dr. Smith, Mr. Dotson and Mr. McPartland during the fiscal year presented, and (ii) in Fiscal 2019, the modification date incremental fair value resulting from the reduction of exercise prices in excess of $1.56 per share to $1.50 per share for options previously granted to Mr. Singh, Dr. Snodgrass, Dr. Smith, Mr. Dotson and Mr. McPartland, both computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). Other than the exercise of modified options to purchase 25,375 and 2,500 shares of our common stock at $1.50 per share by Mr. Singh and Dr. Snodgrass, respectively, to date, none of the NEOs have exercised any of such options to purchase common stock, and there can be no assurance that any of them will ever realize any of the ASC 718 grant date fair value amounts presented in the Option Awards column.

(7)
The table below provides information regarding the option awards we granted to the NEO’s during Fiscal 2019 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards and modifications

	Option Grant	Option Modifications	Option Grant
Option Award Compensation – Fiscal Year Ended March 31, 2019	8/5/2018	8/29/2018	1/14/2019	Total

Singh	$-	$95,436	$279,009	$374,445
Snodgrass	122,913	51,910	-	174,823
Smith	98,330	56,592	-	154,922
Dotson	98,330	32,996	-	131,326
McPartland	147,495	39,522	-	187,017
	$467,068	$276,456	$279,009	$1,022,553

	Option Grant	Option Modifications	Option Grant
Option Shares Granted - Fiscal Year Ended March 31, 2019	8/5/2018	8/29/2018	1/14/2019	Total

Singh	-	-	220,000	600,000
Snodgrass	125,000	-	-	400,000
Smith	100,000	-	-	425,000
Dotson	100,000	-	-	400,000
McPartland	150,000	-	-	300,000
	475,000	-	220,000	2,125,000

	Option Grant	Option Modifications	Option Grant
Option Award Assumptions – Fiscal Year Ended March 31, 2019	8/5/2018	8/29/2018	1/14/2019

Market price per share	$1.27		$1.70
Exercise price per share	$1.27		$1.70
Risk-free interest rate	2.84%		2.55%
Volatility	99.29%		93.56%
Expected term (years)	5.50		5.50
Dividend rate	0%		0%

Fair value per share	$0.988		$1.27
Aggregate shares	475,000		220,000

Amounts shown for option modification compensation reflect the modification date incremental fair value resulting from the reduction of exercise prices in excess of $1.56 per share to $1.50 per share for options previously granted to the NEOs, as permitted by the 2016 Plan. Options to purchase 555,375 shares, 346,250 shares and 231,001 shares of our common stock and having pre-modification exercise prices from $1.96 per share to $10.00 per share were modified to reduce the exercise price to $1.50 per share for Mr. Singh, Dr. Snodgrass and Mr. Dotson, respectively. Options to purchase 385,000 shares of our common stock and having pre-modification exercise prices from $1.96 per share to $3.80 per share were modified to reduce the exercise price to $1.50 per share for Dr. Smith. Options to purchase 265,000 shares of our common stock and having pre-modification exercise prices from $1.96 per share to $4.27 per share were modified to reduce the exercise price to $1.50 per share for Mr. McPartland.

(8)
The table below provides information regarding the option awards we granted to Mr. Singh, Dr. Snodgrass, Dr. Smith, Mr. Dotson and Mr. McPartland during Fiscal 2018 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards and modifications

Option Award Compensation – Fiscal Year Ended March 31, 2018	Option Grant	Option Grant	Option Grant
	4/26/2017	9/19/2017	2/2/2018	Total

Singh	$241,685	$142,474	$257,775	$641,934
Snodgrass	172,632	113,979	150,369	436,980
Smith	172,632	113,979	171,850	458,461
Dotson	138,106	113,979	171,850	423,935
McPartland	138,106	56,990	128,888	323,984
	$863,161	$541,401	$880,731	$2,285,293

Option Shares Granted - Fiscal Year Ended March 31, 2018	Option Grant	Option Grant	Option Grant
	4/26/2017	9/19/2017	2/2/2018	Total

Singh	175,000	125,000	300,000	600,000
Snodgrass	125,000	100,000	175,000	400,000
Smith	125,000	100,000	200,000	425,000
Dotson	100,000	100,000	200,000	400,000
McPartland	100,000	50,000	150,000	300,000
	625,000	475,000	1,025,000	2,125,000

Option Award Assumptions – Fiscal Year Ended March 31, 2018	Option Grant	Option Grant	Option Grant
	4/26/2017	9/19/2017	2/2/2018
Market price per share	$1.96	$1.56	$1.16
Exercise price per share	$1.96	$1.56	$1.16
Risk-free interest rate	1.98%	1.90%	2.63%
Volatility	82.3%	91.4%	92.4%
Expected term (years)	6.0	5.5	5.5
Dividend rate	0%	0%	0%

Fair value per share	$1.38	$1.14	$0.86
Aggregate shares	625,000	475,000	1,025,000

(9)
Amounts reported in the Bonus column reflect bonuses earned during the years ended March 31, 2019 and 2018, respectively, by each NEO for attainment of performance-based objectives during the applicable period. Bonus amounts earned during the years ended March 31, 2018 and 2019 were paid to each NEO during the subsequent fiscal year.

For the bonus amounts reported for the year ended March 31, 2018, amounts reported reflects an adjustment to previously disclosed bonus amounts in order to accurately reflect amounts earned by each NEO for the attainment of performance-based objectives during fiscal 2018, rather than bonus amounts paid during fiscal 2018 which were attributable to performance-based objectives attained during the year ended March 31, 2017.

None of the NEOs is entitled to any perquisites or other personal benefits that, in the aggregate, are worth over $50,000 or over 10% of their base salary.

Benefit Plans

401(k) Plan

We maintain, through a registered agent, a retirement and deferred savings plan for our officers and employees. This plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The retirement and deferred savings plan provides that each participant may contribute a portion of his or her pre-tax compensation, subject to statutory limits. Under the plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The retirement and deferred savings plan also permits us to make discretionary contributions subject to established limits and a vesting schedule.  To date, we have not made any discretionary contributions to the retirement and deferred savings plan on behalf of participating employees.

  Outstanding Warrants and Options at March 31, 2019

The following table provides information regarding each unexercised stock option and warrant to purchase shares of our common stock held by each of the named executive officers as of March 31, 2019.

			Stock Options and Warrants
Name	Number of Securities Underlying Unexercised Options and Warrants (#) Exercisable		Number of Securities Underlying Unexercised Options and Warrants (#) Unexercisable		Exercise Price ($)	Expiration Date

Shawn K. Singh	50,000		-		1.50	11/4/2019
	5,000		-		1.50	4/26/2021
	72,000		-		7.00	3/3/2023
	150,000		-		7.00	1/11/2020
	250,000		-		7.00	9/2/2020
	137,499	(1)	62,501	(1)	1.50	6/19/2026
	77,777	(2)	22,223	(2)	1.50	11/9/2026
	111,799	(3)	63,201	(3)	1.50	4/26/2027
	104,164	(4)	20,836	(4)	1.56	9/19/2027
	196,875	(5)	103,125	(5)	1.16	2/2/2028
	68,750	(6)	151,250	(6)	1.70	1/14/2029
Total:	1,223,864		423,136

H. Ralph Snodgrass, Ph.D.	1,250		-		1.50	6/17/2019
	12,500		-		1.50	12/30/2019
	50,000		-		7.00	3/3/2023
	100,000		-		7.00	1/11/2020
	150,000		-		7.00	9/20/2020
	85,937	(1)	39,063	(1)	1.50	6/19/2026
	62,222	(2)	17,778	(2)	1.50	11/9/2026
	79,856	(3)	45,144	(3)	1.50	4/26/2027
	83,331	(4)	16,669	(4)	1.56	9/19/2027
	114,843	(5)	60,157	(5)	1.16	2/2/2028
	58,593	(6)	66,407	(6)	1.27	8/5/2028
Total:	798,532	(7)	245,218	(7)

Mark A. Smith, M.D. Ph.D.	123,749	(1)	56,251	(1)	1.50	6/19/2026
	62,222	(2)	17,778	(2)	1.50	11/9/2026
	79,856	(3)	45,144	(3)	1.50	4/26/2027
	83,331	(4)	16,669	(4)	1.56	9/19/2027
	131,250	(5)	68,750	(5)	1.16	2/2/2028
	46,875	(6)	53,125	(7)	1.27	8/5/2028
Total:	527,283	(7)	257,717

Jerrold D. Dotson	5,001		-		1.50	10/30/2022
	1,000		-		1.50	10/27/2023
	10,000		-		7.00	3/3/2023
	50,000		-		7.00	1/11/2020
	100,000		-		7.00	9/2/2020
	51,562	(1)	23,438	(1)	1.50	6/19/2026
	38,888	(2)	11,112	(2)	1.50	11/9/2026
	63,885	(3)	36,115	(3)	1.50	4/26/2027
	83,881	(4)	16,669	(4)	1.56	9/19/2027
	131,250	(5)	68,750	(5)	1.16	2/2/2028
	46,875	(7)	53,125	(7)	1.27	8/5/2028
Total:	232,284		363,717

Mark A. McPartland	78,124	(8)	46,876		1.50	9/29/2026
	31,111	(2)	8,869	(8)	1.50	11/9/2026
	63,885	(3)	36,115	(3)	1.50	4/26/2027
	41,665	(4)	8,335	(4)	1.56	9/19/2027
	98,437	(5)	51,563	(5)	1.16	2/2/2028
	70,312	(7)	79,688	(7)	1.27	8/5/2028
Total:	383,534		231,466

(1)
Represents an option to purchase shares of our common stock at $3.49 per share granted on June 19, 2016 when the market price of our common stock was $3.49 per share.  The option became exercisable for 25% of the shares granted on June 19, 2017 with the remaining shares becoming exercisable ratably monthly through June 19, 2020, when all shares granted will be fully exercisable. The exercise price of the option was reduced to $1.50 per share on August 29, 2018.

(2)
Represents an option to purchase shares of our common stock at $3.80 per share granted on November 9, 2016 when the market price of our common stock was $3.80 per share.  The option became exercisable for 1/36th of the shares granted each month beginning December 9, 2016 through November 9, 2019, when all shares granted will be fully exercisable. The exercise price of the option was reduced to $1.50 per share on August 29, 2018.

(3)
Represents an option to purchase shares of our common stock at $1.96 per share granted on April 26, 2017 when the market price of our common stock was $1.96 per share.  The option become exercisable for 33.33% of the shares granted on April 26, 2018 with the remaining shares becoming exercisable ratably monthly through April 26, 2020, when all shares granted will be fully exercisable. The exercise price of the option was reduced to $1.50 per share on August 29, 2018.

(4)
Represents an option to purchase shares of our common stock at $1.56 per share granted on September 19, 2017 when the market price of our common stock was $1.56 per share.  The option became exercisable for 33.33% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through September 19,2019, when all shares granted will be fully exercisable.

(5)
Represents an option to purchase shares of our common stock at $1.16 per share granted on February 2, 2018 when the market price of our common stock was $1.16 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through February 2, 2020, when all shares granted will be fully exercisable.

(6)
Represents an option to purchase shares of our common stock at $1.70 per share granted on January 14, 2019 when the market price of our common stock was $1.70 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through January 14, 2021, when all shares granted will be fully exercisable.

(7)
Represents an option to purchase shares of our common stock at $1.27 per share granted on August 5, 2018 when the market price of our common stock was $1.27 per share.  The option became exercisable for 25% of the shares granted immediately upon grant, with the remaining shares becoming exercisable ratably monthly through August 5, 2020, when all shares granted will be fully exercisable.

(8)
Represents an option to purchase shares of our common stock at $4.27 per share granted on September 29, 2016 when the market price of our common stock was $4.27 per share.  The option became exercisable for 25% of the shares granted on September 29, 2017, with the remaining shares becoming exercisable ratably monthly through September 29, 2020, when all shares granted will be fully exercisable. The exercise price of the option was reduced to $1.50 per share on August 29, 2018.

On January 14, 2019, when the closing price of our common stock, as reported on the Nasdaq Capital Market, was $1.70 per share, Mr. Singh exercised previously modified options to purchase an aggregate of 25,375 shares of our common stock at $1.50 per share. On March 13, 2019, when the closing price of our common stock, as reported on the Nasdaq Capital Market, was $1.26 per share, Dr. Snodgrass exercised a previously modified option to purchase 2,500 shares of our common stock at $1.50 per share.

On May 23, 2019, when the closing price of our common stock, as reported on the Nasdaq Capital Market, was $0.80 per share, the Compensation Committee of the Board granted options from our 2016 Plan to each of Dr. Snodgrass, Dr. Smith, Mr. Dotson and Mr. McPartland to purchase 150,000 shares of our common stock at an exercise price of $1.00 per share. Such options were vested 25% upon grant with the remaining shares vesting ratably over three years. The Committee also granted options from our 2016 Plan to Mr. Singh to purchase 80,000 shares of our common stock at an exercise price of $1.00 per share, 50,000 shares of which were vested immediately, with the remaining 30,000 shares vesting ratably over three years.

On May 28, 2019, when the closing price of our common stock, as reported on the Nasdaq Capital Market, was $0.82 per share, the Compensation Committee granted options from the 2019 Plan to Mr. Singh to purchase 170,000 shares of our common stock at an exercise price of $1.00 per share, which grant is contingent upon the approval of our 2019 Plan by our stockholders, as described in Proposal No. 3 above. The option will vest 25% upon approval of our 2019 Plan with the remaining shares vesting ratably over three years.

Employment or Severance Agreements

We have employment agreements with Mr. Singh and Dr. Snodgrass, the material terms of which are described below.

Singh Agreement

We entered into an employment agreement with Mr. Singh on April 28, 2010. Under the agreement, as amended on June 22, 2016, Mr. Singh’s base salary was increased from $347,500 per year to $395,000 per year, effective June 16, 2016. The Compensation Committee adjusted Mr. Singh’s base annual salary to $434,460 effective in July 2017 and to $477,000 effective in July 2018. Under his agreement, Mr. Singh is eligible to receive an annual incentive cash bonus of up to 50% of his base salary. The Compensation Committee awarded Mr. Singh cash bonuses of $110,305 and $206,369 for attainment of performance-based objectives during the years ended March 31, 2019 and 2018, respectively. The award of his annual incentive bonus is at the discretion of the Compensation Committee of our Board of Directors. In the event we terminate Mr. Singh’s employment without cause, he is entitled to receive severance in an amount equal to:

●
twelve months of his then-current base salary payable in the form of salary continuation;

●
a pro-rated portion of the incentive cash bonus that the Board of Directors determines in good faith that Mr. Singh earned prior to his termination; and

●
such amounts required to reimburse him for Consolidated Omnibus Budget Reconciliation Act ( COBRA) payments for continuation of his medical health benefits for such twelve-month period.

In addition, in the event Mr. Singh terminates his employment with “good reason” following a “change of control” (each as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Snodgrass Agreement

We entered into an employment agreement with Dr. Snodgrass on April 28, 2010. Under the agreement, as amended on June 22, 2016, Dr. Snodgrass’s base salary was increased from $305,000 per year to $350,000 per year, effective June 16, 2016. The Compensation Committee adjusted Dr. Snodgrass’ base annual salary to $384,965 effective in July 2017 and to $397,000 effective in July 2018. Under his agreement, Dr. Snodgrass is eligible to receive an annual incentive cash bonus of up to 50% of his base salary. The Compensation Committee awarded Dr. Snodgrass cash bonuses of $73,444 and $128,001 for attainment of performance-based objectives during the years ended March 31, 2019 and 2018, respectively. The award of his annual incentive bonus is at the discretion of the Compensation Committee of the Board of Directors. In the event we terminate Dr. Snodgrass’s employment without cause, he is entitled to receive severance in an amount equal to:

●
twelve months of his then-current base salary payable in the form of salary continuation;

●
a pro-rated portion of the incentive bonus that the Board of Directors determines in good faith that Dr. Snodgrass earned prior to his termination; and

●
such amounts required to reimburse him for COBRA payments for continuation of his medical health benefits for such twelve-month period.

In addition, in the event Dr. Snodgrass terminates his employment with "good reason" (as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Change of Control Provisions

Pursuant to each of their respective employment agreements, Dr. Snodgrass is entitled to severance if he terminates his employment at any time for “good reason” (as defined below), while Mr. Singh is entitled to severance if he terminates his employment for good reason after a change of control. Under their respective agreements, “good reason” means any of the following events, if we affect the event without the executive’s consent (subject to our right to cure):

●
a material reduction in the executive’s responsibility; or

●
a material reduction in the executive’s base salary except for reductions that are comparable to reductions generally applicable to similarly situated executives of VistaGen.

Furthermore, pursuant to their respective employment agreements and their stock option award agreements, as amended, in the event we terminate the executive without cause within twelve months of a change of control, the executive’s remaining unvested option shares become fully vested and exercisable. Upon a change of control in which the successor corporation does not assume the executive’s stock options, the stock options granted to the executive become fully vested and exercisable.

Pursuant to their respective employment agreements, a change of control occurs when: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than VistaGen, a subsidiary, an affiliate, or a VistaGen employee benefit plan, including any trustee of such plan acting as trustee) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of VistaGen representing 50% or more of the combined voting power of VistaGen’s then outstanding securities; (ii) a sale of substantially all of VistaGen’s assets; or (iii) any merger or reorganization of VistaGen whether or not another entity is the survivor, pursuant to which the holders of all the shares of capital stock of VistaGen outstanding prior to the transaction hold, as a group, fewer than 50% of the shares of capital stock of VistaGen outstanding after the transaction.

In the event that, following termination of employment, amounts are payable to an executive pursuant to his employment agreement, the executive’s eligibility for severance is conditioned on executive having first signed a release agreement.

Pursuant to their respective employment agreements, the estimated amount that could be paid by us assuming that a change of control occurred on the last business day of our current fiscal year, is $498,000 for Mr. Singh and $416,850 for Dr. Snodgrass, excluding the imputed value of accelerated vesting of incentive stock options, if any.

PROPOSAL NO. 6

RATIFICATION OF THE APPOINTMENT OF
OUM & CO. LLP TO SERVE AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board, the Board appointed OUM & Co. LLP (OUM) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of OUM as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of OUM will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Fees and Services

OUM served as our independent registered public accounting firm for the fiscal years ended March 31, 2019 and 2018. Information provided below includes fees for professional services provided to us by OUM for our fiscal years ended March 31, 2019 and 2018.

	Fiscal Years Ended March 31,
	2019	2018

Audit fees	$226,200	$216,000
Audit-related fees	57,600	114,600
Tax fees	16,000	15,000
All other fees	-	-
Total fees	$299,800	$345,600

 Audit Fees:

Audit fees include fees billed for the annual audit of the Company’s financial statements and quarterly reviews for the fiscal years ended March 31, 2019 and 2018, and for services normally provided by OUM in connection with routine statutory and regulatory filings or engagements.

Audit-Related Fees:

Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the annual audit or reviews of the Company’s financial statements and are not reported under “Audit Fees.” During our fiscal years ended March 31, 2019 and 2018, OUM billed the Company for services related to comfort letters and consents for the use of its audit opinion in our filings of Registration Statements on Form S-3, Form S-1, and Form S-8 that included or incorporated by reference the Company’s audited financial statements for the fiscal years ended March 31, 2018 and 2017.

Tax Fees:

Tax fees include fees for professional services for tax compliance, tax advice and tax planning for the tax years ended March 31, 2019 and 2018.

All Other Fees:

All other fees include fees for products and services other than those described above.  During our fiscal years ended March 31, 2019 and 2018, no such fees were billed by OUM.

Required Vote and Recommendation

Ratification of the selection of OUM as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2020 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of OUM as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2020.

The Board unanimously recommends that stockholders vote “FOR” the ratification of the selection of OUM as our independent registered public accounting firm for our fiscal year ending March 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 30, 2019 for:

●	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

Applicable percentage ownership is based on 42,622,965 shares of common stock outstanding at June 30, 2019. In computing the number of shares of common stock beneficially owned by a person, we deemed to be outstanding all shares of common stock subject to options or warrants and all shares of preferred stock held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of June 30, 2019.  In computing the percentage of shares beneficially owned, we deemed to be outstanding all shares of common stock subject to options or warrants and all shares of preferred stock held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of June 30, 2019.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o VistaGen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, California 94080.

Name and address of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned (1)
Executive officers and directors:
Shawn K. Singh, JD (2)	1,557,913	3.53%
H. Ralph Snodgrass, Ph.D. (3)	1,057,584	2.42%
Mark A. Smith, M.D., Ph.D. (4)	732,152	1.69%
Jerrold D. Dotson (5)	768,709	1.77%
Mark McPartland (6)	573,565	1.30%
Jon S. Saxe (7)	401,167	*
Brian J. Underdown, Ph.D. (8)	377,166	*
Jerry B. Gin, Ph.D., MBA (9)	515,416	1.20%
Ann M. Cunningham (10)	40,625	*

5% Stockholders:
Montsant Partners, LLC (11)	4,239,331	9.08%
Pherin Pharmaceuticals, Inc. (12)	2,174,126	5.10%
Sphera Global Healthcare Master Fund (13)	3,337,015	7.59%

All executive officers and directors as a group (9 persons) (14)	5,973,682	12.34%
____________________
*    less than 1%

(1)	Based on 42,622,965 shares of common stock issued and outstanding as of June 30, 2019.

(2)
Includes options to purchase 1,034,304 shares of common stock exercisable within 60 days of June 30, 2019 and warrants to purchase 472,000 restricted shares of common stock exercisable within 60 days of June 30, 2019.

(3)
Includes options to purchase 694,880 shares of common stock exercisable within 60 days of June 30, 2019 and warrants to purchase 300,000 restricted shares of common stock exercisable within 60 days of June 30, 2019.

(4)	Includes options to purchase 732,152 shares of common stock exercisable within 60 days of June 30, 2019.

(5)
Includes options to purchase 608,709 shares of common stock exercisable within 60 days of June 30, 2019, including options to purchase 626 shares of common stock held by Mr. Dotson’s wife, and warrants to purchase 160,000 restricted shares of common stock exercisable within 60 days of June 30, 2019.

(6)	Includes options to purchase 563,575 shares of common stock exercisable within 60 days of June 30, 2019.

(7)
Includes options to purchase 300,416 shares of common stock exercisable within 60 days of June 30, 2019 and warrants to purchase 77,500 restricted shares of common stock exercisable within 60 days of June 30, 2019.

(8)
Includes options to purchase 299,666 shares of common stock exercisable within 60 days of June 30, 2019 and warrants to purchase 77,500 restricted shares of common stock exercisable within 60 days of June 30, 2019.

(9)
Includes 50,000 restricted shares of common stock held by Dr. Gin’s wife, options to purchase 315,416 shares of common stock exercisable within 60 days of June 30, 2019 and warrants to purchase 100,000 unregistered shares of common stock, including warrants to purchase 50,000 shares held by Dr. Gin’s wife, exercisable within 60 days of June 30, 2019.

(10)	Includes options to purchase 40,625 shares of common stock exercisable within 60 days of June 30, 2019.

(11)
Based upon Company records of transactions between us and Montsant Partners, LLC (Montsant) through June 30, 2019. The number of beneficially owned shares reported includes 637,500 restricted shares of common stock that may currently be acquired by Montsant upon fixed exchange of 425,000 restricted shares of our Series A Preferred Stock (Series A Preferred), There is, however, a limitation on exchange such that the number of shares of our common stock that may be acquired by Montsant upon exchange of the Series A Preferred is limited to the extent necessary to ensure that, following such exchange, the total number of shares of our common stock then beneficially owned by Montsant does not exceed 9.99% of the total number of our then issued and outstanding shares of common stock without providing us with 61 days’ prior notice thereof.

Further, the reported number of shares beneficially owned by Montsant also includes 1,131,669 shares of common stock pursuant to its ownership of 1,131,669 shares of our Series B 10% Convertible Preferred Stock (Series B Preferred), immediately convertible into a like number of shares of our common stock, but excludes shares of common stock that may be issued as payment of accrued but unpaid dividends in the amount of approximately $3.97 million at June 30, 2019 on shares of Series B Preferred owned by Montsant. Pursuant to the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series B 10% Convertible Preferred Stock, there is, however, a limitation on conversion of the Series B Preferred such that the number of shares of common stock that Montsant may beneficially acquire upon such conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by Montsant does not exceed 9.99% of the total number of then issued and outstanding shares of our common stock without providing us with 61 days’ prior notice thereof.

Further, the reported number of shares beneficially owned by Montsant also includes 2,318,012 shares of common stock pursuant to its ownership of 2,318,012 shares of our Series C Convertible Preferred Stock (Series C Preferred), immediately convertible on a fixed 1:1 conversion basis into a like number of shares of our restricted common stock. Pursuant to the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock, there is, however, a limitation on conversion of the Series C Preferred such that the number of shares of common stock that Montsant may beneficially acquire upon such conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by Montsant does not exceed 9.99% of the total number of then issued and outstanding shares of our common stock without providing us with 61 days’ prior notice thereof. Excluding the shares otherwise subject to the beneficial ownership restrictions noted above, Montsant may be deemed to be the beneficial owner of 152,150 shares or 0.36% of our common stock at June 30, 2019.

Matthew Wright, Operating Manager of RHSW (Cayman) Ltd., and/or Moshe Feuer, Chief Executive Officer and authorized signatory of BAM may, subject to certain restrictions, be deemed to have voting and investment control over the shares held by Montsant. The address for Montsant is c/o BAM Administrative Services LLC, 105 Madison Avenue, 19th Floor, New York, NY 10016.

(12)
Based upon information contained in SEC Schedule 13G filed on March 8, 2019 and the Company’s records. The primary business address of Pherin Pharmaceuticals, Inc is P.O. Box 4081, Los Altos, CA 94024. Kevin McCarthy, Chief Financial Officer and member of Pherin’s Board of Directors, has voting and investment control over the shares held by Pherin Pharmaceuticals.

(13)
Based upon information contained in SEC Schedule 13F filed on May 15, 2019. The number of shares reported includes immediately exercisable warrants to purchase 1,314,949 registered shares of our common stock, which warrants are subject to a limitation on exercise such that the number of shares of common stock that Sphera Global Healthcare Master Fund and HFR HE Sphera Global Healthcare Master Trust (together, Sphera) may beneficially acquire upon such exercise is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by Sphera does not exceed 4.99% of the total number of issued and outstanding shares of our common stock without providing us with 61 days’ prior notice thereof.  Excluding the shares otherwise subject to the beneficial ownership restrictions noted above, Sphera may be deemed to be the beneficial owner of 2,022,066 shares or 4.74% of our common stock at June 30, 2019. The primary business address of Sphera Global Healthcare Master Fund and its affiliates is c/o Sphera Funds Management Ltd., 21 Ha’arba’ah Street, Tel Aviv 64739, Israel. Moshe Arkin and Sphera Funds Management Ltd. have joint voting and investment control over the shares held by Sphera.

(14)
Includes options to purchase an aggregate of 4,589,723 shares of common stock exercisable within 60 days of June 30, 2019 and warrants to purchase an aggregate of 1,187,000 restricted shares of common stock exercisable within 60 days of June 30, 2019.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Grants

As of March 31, 2019, options to purchase a total of 6,626,088 registered shares of our common stock were outstanding at a weighted average exercise price of $1.48 per share, of which 4,303,972 options were vested and exercisable at a weighted average exercise price of $1.53 per share and 2,322,116 were unvested and not exercisable at a weighted average exercise price of $1.40 per share. These options were issued under our Amended and Restated 2016 Stock Incentive Plan, formerly titled the 2008 Stock Incentive Plan (the 2016 Plan), as described below. At March 31, 2019, an additional 2,607,162 shares remained available for future equity grants under our 2016 Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,626,088	$1.48	2,607,162
Equity compensation plans not approved by security holders	--		--
Total	6,626,088	$1.48	2,607,162

Description of the 2016 Plan

The 2016 Plan provides for the grant of stock options, restricted shares of common stock, stock appreciation rights and dividend equivalent rights, collectively referred to as “Awards”. Stock options granted under the 2016 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. We may grant incentive stock options only to employees of the Company or any parent or subsidiary of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants.

The Compensation Committee of the Board (the Committee), administers the 2016 Plan, including selecting the Award recipients, determining the number of shares to be subject to each Award, the exercise or purchase price of each Award and the vesting and exercise periods of each Award.

The exercise price of all incentive stock options granted under the 2016 Plan must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of an incentive stock option granted to any other participant may not exceed 10 years. The Committee determines the term and exercise or purchase price of all other Awards granted under the 2016 Plan.

Under the 2016 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. Other Awards shall be transferable:

●
by will and by the laws of descent and distribution; and

●
during the lifetime of the participant, to the extent and in the manner authorized by the Committee by gift or pursuant to a domestic relations order to members of the participant’s Immediate Family (as defined in the 2016 Plan).

The maximum number of shares with respect to which options and stock appreciation rights may be granted to any participant in any calendar year is 300,000 shares of common stock. In connection with a participant’s commencement of service with the Company, a participant may be granted options and/or stock appreciation rights for up to an additional 50,000 shares that will not count against the foregoing limitation. In addition, for Awards of restricted stock and restricted shares of common stock that are intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code), the maximum number of shares with respect to which such Awards may be granted to any participant in any calendar year is 300,000 shares of common stock. The limits described in this paragraph are subject to adjustment in the event of any change in our capital structure as described below.

The terms and conditions of Awards are determined by the Committee, including the vesting schedule and any forfeiture provisions. Awards under the 2016 Plan may vest upon the passage of time or upon the attainment of certain performance criteria. Although we do not currently have any Awards outstanding that vest upon the attainment of performance criteria, the Committee may establish criteria based on any one of, or a combination of, a number of financial measurements.

Effective upon the consummation of a Corporate Transaction (as defined below), all outstanding Awards under the 2016 Plan will terminate unless the acquirer assumes or replaces such Awards. The Committee has the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control (as defined below) or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the 2016 Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the 2016 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Committee may specify. The Committee also has the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the service of the grantee within a specified period following the effective date of the Corporate Transaction or Change in Control. The Committee may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or earlier termination of the Award.

Under the 2016 Plan, a Corporate Transaction is generally defined as:

●
an acquisition of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction;

●
a reverse merger in which we remain the surviving entity but: (i) the shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (ii) in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger;

●
a sale, transfer or other disposition of all or substantially all of the assets of the Company;

●
a merger or consolidation in which the Company is not the surviving entity; or

●
a complete liquidation or dissolution.

Under the 2016 Plan, a Change in Control is generally defined as: (i) the acquisition of more than 50% of the total combined voting power of our stock by any individual or entity which a majority of our Board (who have served on our board for at least 12 months) do not recommend our stockholders accept; (ii) or a change in the composition of our Board over a period of 12 months or less.

Unless terminated sooner, the 2016 Plan will automatically terminate in 2026. Our Board may at any time amend, suspend or terminate the 2016 Plan. Subject to the approval of the 2019 Plan pursuant to Proposal No. 3 in this Proxy Statement, upon the Effective Date of the 2019 Plan, no further awards will be made from the 2016 Plan and any remaining authorized shares will become available for awards from the 2019 Plan. To the extent necessary to comply with applicable provisions of U.S. federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein, we will obtain stockholder approval of any such amendment to the 2016 Plan in such a manner and to such a degree as required.

Certain Relationships and Related Transactions

Contract Research and Development Agreement with Cato Research Ltd.

Cato Holding Company (CHC), doing business as Cato BioVentures (CBV), is the parent of Cato Research Ltd. (CRL). CRL is a contract research, development and regulatory services organization (CRO) that we have engaged for a wide range of material aspects related to the nonclinical and clinical development and regulatory affairs associated with our efforts to develop and commercialize AV-101 for MDD, including our ELEVATE Study, and other potential CNS indications, PH94B, PH10, and other potential product candidates. At March 31, 2019, CBV held approximately 2% of our outstanding common stock.

In July 2017, we entered into a Master Services Agreement (MSA) with CRL, which replaced a substantially similar May 2007 master services agreement, pursuant to which CRL may assist us in the evaluation, development, commercialization and marketing of our potential product candidates, and provide regulatory and strategic consulting services as requested from time to time. Specific projects or services are and will be delineated in individual work orders negotiated from time-to-time under the MSA. Under the terms of work orders issued pursuant to the July 2017 MSA and our prior May 2007 master services agreement, we incurred expenses of $3,969,100 and $1,390,700 for the fiscal years ended March 31, 2019 and 2018, respectively. We anticipate periodic expenses for CRO services from CRL related to nonclinical and clinical development of, and regulatory affairs related to, AV-101, PH94B, PH10 and other potential product candidates will increase in future periods.

License and Option Agreements with Pherin Pharmaceuticals, Inc.

In September 2018, we issued an aggregate of 1,630,435 shares of our unregistered common stock having a fair market value of $2,250,000 to Pherin Pharmaceuticals, Inc. (Pherin) to acquire an exclusive worldwide license to develop and commercialize PH94B, a potential first-in-class neuroactive nasal spray with rapid-onset effects observed at microgram doses and without systemic exposure for the treatment of Social Anxiety Disorder (SAD), and an option to acquire a similar license for PH10, a potential first-in-class neuroactive nasal spray with rapid-onset antidepressant effects observed at microgram doses and without systemic exposure for the treatment of Major Depressive Disorder (MDD). In October 2018, we issued an additional 925,926 shares of our unregistered common stock having a fair market value of $2,000,000 to exercise the option to acquire an exclusive worldwide license to develop and commercialize PH10. We recorded the acquisition of the licenses and option as research and development expense. Additionally, between the acquisition of the PH94B license in September 2018 and March 31, 2019, we expensed $70,000 of monthly cash support payments to Pherin under the terms of the PH94B license agreement as research and development expense. At March 31, 2019, Pherin held approximately 6% of our outstanding common stock.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock (collectively, the Reporting Persons) to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  The Reporting Persons are also required by SEC rules to furnish us with copies of all reports that they file pursuant to Section 16(a). To the Company’s knowledge, based solely on our review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 2019, all Reporting Persons complied with all applicable reporting requirements.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals for the 2020 Annual Meeting

Stockholder proposals that are intended to be presented by stockholders at the Company’s 2020 Annual Meeting of Stockholders must be received by the Secretary of the Company between June 5, 2020 and July 5, 2020 in order that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders. However, if the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the later of 60 days prior to such annual meeting, or, in the event the Company makes a public announcement of the date of such annual meeting less than 70 days before the meeting, 10 days after the Company’s public announcement.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 343 Allerton Avenue, South San Francisco, California 94080, or contact us at (650) 577-3600. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, mailed to stockholders on or about July [   ], 2019, contains instructions on how to access the Company’s Annual Report on SEC Form 10-K for our fiscal year ended March 31, 2019. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please submit your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR POSTAL MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED AND AMENDED
ARTICLES OF INCORPORATION
OF
VISTAGEN THERAPEUTICS, INC.

         VistaGen Therapeutics, Inc., a Nevada corporation (the "Corporation"), does hereby certify that:

         FIRST: This Certificate of Amendment amends the provisions of the Corporation's Restated and Amended Articles of Incorporation (the "Articles of Incorporation").

         SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.380 of the Nevada Revised Statutes and shall become effective immediately upon filing this Certificate of Amendment.

         THIRD: The first paragraph of Article V of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

“This corporation is authorized to issue two classes of capital stock, to be designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock which this corporation is authorized to issue is One Hundred Seventy Five Million (175,000,000), each having a par value of $0.001. The total number of shares of Preferred Stock which this corporation is authorized to issue is Ten Million (10,000,000), each having a par value of $0.001.  The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of stockholders.  The capital stock of this corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this corporation.”

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this ____ day of September, 2019.

                                    By: ______________________
                                    Name:
                                    Title:

Appendix B

VISTAGEN THERAPEUTICS, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN

VistaGen Therapeutics, Inc., a Nevada corporation, sets forth herein the terms of its 2019 Omnibus Equity Incentive Plan, as follows:

1.
PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, Non-Employee Directors (as defined herein), key employees, consultants and advisors, and to motivate such officers, Non-Employee Directors, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business operations, prospects and results of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.  On the Effective Date, the Plan replaces, and no further awards shall be made under, the Predecessor Plan (as defined herein).

2.
DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1      “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2      “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-based Award under the Plan.

2.3      “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets forth the terms and conditions of an Award.

2.4      “Beneficial Owner” means “Beneficial Owner” as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act; except that, in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The term “Beneficial Ownership” has a corresponding meaning.

2.5      “Board” means the Board of Directors of the Company.

2.6      “Change in Control” shall have the meaning set forth in Section 14.3.2.

2.7      “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.8      “Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan.  The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.  For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.  All references in the Plan to the Board shall mean such Committee or the Board.

2.9      “Company” means VistaGen Therapeutics, Inc., a Nevada corporation, or any successor corporation.

2.10     “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.001 per share.

2.11    “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.12     “Effective Date” means [ ], 2019, the date the Plan was approved by the Company’s stockholders.

2.13    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.14   “Fair Market Value” of a share of Common Stock as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.15   “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.16  “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.17    “Grantee” means a person who receives or holds an Award under the Plan.

2.18    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.19    “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.20    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.21    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.22     “Option Price” means the exercise price for each share of Stock subject to an Option.

2.23    “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

2.24    “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.25    “Plan” means this VistaGen Therapeutics, Inc. 2019 Omnibus Equity Incentive Plan, as amended from time to time.

2.26    “Predecessor Plan” means the VistaGen Therapeutics, Inc. Amended and Restated 2016 Stock Incentive Plan (formerly, the 2008 Stock Incentive Plan).

2.27    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.28    “Restricted Period” shall have the meaning set forth in Section 10.1 hereof.

2.29    “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.30    “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.31    “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.32    “SEC” means the United States Securities and Exchange Commission.

2.33    “Section 409A” means Section 409A of the Code.

2.34    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.35    “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.36   “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.37     “Service Provider” means an employee, officer, Non-Employee Director, consultant or advisor of the Company or an Affiliate.

2.38    “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.39    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40   “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

2.41   “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.42    “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3.
ADMINISTRATION OF THE PLAN

3.1       General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated.  Except as otherwise may be required by applicable law, regulatory requirement or the articles of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan.  The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed.  The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i)    designate Grantees;

(ii)   determine the type or types of Awards to be made to a Grantee;

(iii)  determine the number of shares of Stock to be subject to an Award;

(iv)  establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)   prescribe the form of each Award Agreement; and

(vi)  amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

3.2        Clawbacks.

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.

3.3       Minimum Vesting Conditions.

Notwithstanding any other provision of the Plan to the contrary, no more than 25% of any equity-based Awards granted under the Plan shall vest on the date the Award is granted, excluding, for this purpose, any (i) Substitute Awards and (ii) shares delivered in lieu of fully vested cash incentive compensation under any applicable plan or program of the Company; and, provided, however, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

3.4       Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5       No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6       Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.
STOCK SUBJECT TO THE PLAN

4.1       Authorized Number of Shares

Subject to adjustment under Section 14, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 7,500,000.  In addition, shares of Common Stock authorized and available for issuance under the Predecessor Plan on the Effective Date and/or underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan.  As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2       Share Counting

4.2.1              General

Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.

4.2.2              Cash-Settled Awards

Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

4.2.3              Expired or Terminated Awards

If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, without issuance or delivery of vested shares, the unissued or surrendered Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

4.2.4              Payment of Option Price or Tax Withholding in Shares

The full number of shares of Common Stock with respect to which an Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan.  Accordingly, if in accordance with the terms of the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above.  In addition, if in accordance with the terms of the Plan, a Grantee satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan for any Award (including Restricted Stock and Restricted Stock Units) by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above.  Any shares of Common Stock repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of shares available for grant under the Plan set forth in Section 4.1 above.

4.2.5              Substitute Awards

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

5.
EFFECTIVE DATE, DURATION, AND AMENDMENTS

5.1       Term.

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s stockholders.  The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2       Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.
AWARD ELIGIBILITY AND LIMITATIONS

6.1       Service Providers.

Subject to this Section 6.1, Awards may be made to any Service Provider, including any Service Provider who is an officer, Non-Employee Director, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2       Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3      Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.
AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, consistent with the terms of the Plan.  Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.
TERMS AND CONDITIONS OF OPTIONS

8.1       Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2       Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3       Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4       Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5       Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares.  To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6       Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to her/him. Except as provided in Section 14 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7       Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled, subject to any transaction fees, as required, to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8       Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.
TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1       Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date.  SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2       Other Terms.

The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3      Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4       Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)     the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)    the number of shares of Stock with respect to which the SAR is exercised.

10.
TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1    Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units as determined by the Board. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2    Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3    Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement and subject to Section 16.12, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.

10.4    Rights of Holders of Restricted Stock Units.

10.4.1            Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2           Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement and subject to Section 16.12, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3           Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5    Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

10.6    Delivery of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.
FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1    General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2    Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender.  Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3    Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 16.3.

11.4    Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12.
OTHER STOCK-BASED AWARDS

12.1    Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan.  Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company.  Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards.  Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

12.2    Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 12 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

13.
REQUIREMENTS OF LAW

13.1    General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

13.2    Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.
EFFECT OF CHANGES IN CAPITALIZATION

14.1    Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

14.2    Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement and subject to the provisions of Section 14.3, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Corporate Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Corporate Transaction.  Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 14.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable.  For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore.  The treatment of any Award as provided in this Section 14.2 shall be conclusively presumed to be appropriate for purposes of Section 14.1.

14.3    Change in Control

14.3.1            Consequences of a Change in Control

In the event of a Change in Control of the Company, the Board, in its discretion, may, at any time an Award is granted, or at any time thereafter, (i) accelerate the time period relating to the exercise or vesting of the Award; or (ii) take one or more of the following actions, which may vary among individual Grantees: (A) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or vesting of the Award (less any applicable Option Price or SAR Exercise Price in the cash of Options and SARs); (B) adjust the terms of the Awards in a manner determined by the Board to reflect the Change in Control; (C) cause the Awards to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Awards, or the substitution for such Awards of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and such Awards, or the new options and rights substituted therefor, shall continue in the manner and under the terms so provided; (D) accelerate the time at which Options or SARs then outstanding may be exercised so that such Options and SARs may be exercised for a limited period of time on or before a specified date fixed by the Board, after which specified date, all unexercised Options and SARs shall terminate; or (E) make such other provision as the Board may consider equitable.

14.3.2            Change in Control Defined

Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events: (i) the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the Beneficial Ownership of more than fifty percent of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (i) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities are transferred to a Person or Persons different from the Persons holding those securities immediately prior to such merger.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

14.4    Adjustments

Adjustments under this Section 14 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

15.
NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.
TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

16.1    Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

16.2    Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

16.3    Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, or the Company may require such obligations (up to maximum statutory rates) to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations (up to maximum statutory rates).  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

16.4    Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

16.5    Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.  In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

16.6    Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.7    Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8    Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of law, and applicable Federal law.

16.9    Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

16.10  Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement.  Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

16.11  Transferability of Awards.

16.11.1        Transfers in General.

Except as provided in Section 16.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

16.11.2              Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member.  For the purpose of this Section 16.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 16.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 16.11.2 or by will or the laws of descent and distribution.

16.12  Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award (other than Options or SARs) may be entitled to receive dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award.  The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement.  Dividend equivalents credited to a Grantee may be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Committee.  Notwithstanding any provision herein to the contrary, in no event will dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including both time-based and performance-based Awards).

As approved by the Board of Directors on May 27, 2019.

As adopted by the stockholders of VistaGen Therapeutics, Inc. on [_______], 2019.

Appendix C

VISTAGEN THERAPEUTICS, INC.
2019 Employee Stock Purchase Plan

1. Purpose. This VistaGen Therapeutics, Inc., Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

2. Definitions.

“Board or Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” means VistaGen Therapeutics, Inc., a Nevada corporation, including any successor thereto.

“Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

“Corporate Transaction” means any of the following:

(a) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(b) the Company shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(c) the Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(d) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this definition, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 19.11 hereof.

“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, for purposes of the Plan, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

“Eligible Employee” means an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least one (1) year, and (ii) is customarily employed for at least twenty (20) hours per week. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.

“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in such source as the Committee deems reliable. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee in a manner that complies with Section 423 of the Code, and such determination shall be conclusive and binding on all persons.

“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.

“Offering or Offering Period” means a period of six (6) months beginning each January 1st and July 1st of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

“Participant” means an Eligible Employee who is actively participating in the Plan.

“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.

“Plan” means this VistaGen Therapeutics, Inc., Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

“Purchase Date” means the last Trading Day of each Offering Period.

“Purchase Price” means an amount equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

3. Administration. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

4. Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.

6. Participation.

6.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 15% of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2 Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least 15 days before the Purchase Date.

6.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 5,000 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan).

8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased, but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

9. Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10. Withdrawal.

10.1 Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least 15 days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.

10.2 Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11. Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty days (30) before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty (30) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13. Shares Reserved for Plan.

13.1 Number of Shares. A total of 1,000,000 shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.

13.2 Over-subscribed Offerings. The number of shares of Common Stock that a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16. Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17. Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.

18. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

18.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.

18.2 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.3 Corporate Transaction. In the event of a Corporate Transaction, (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue all outstanding options or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for all outstanding options, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue all such options or does not substitute similar rights for such options, then each Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account (rounded down to the nearest whole share) within ten business days prior to the Corporate Transaction under the outstanding option, and the option will terminate immediately after such purchase.

19. General Provisions.

19.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

19.2 No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

19.3 Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

19.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

19.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

19.6 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

19.7 Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.

19.8 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten years.

19.9 Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10 Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

19.11 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

19.12 Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

19.13 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

19.14 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

As approved by the Board of Directors of VistaGen Therapeutics, Inc. on June 13, 2019.

As adopted by the stockholders of VistaGen Therapeutics, Inc. on [_______], 2019.